As filed with the Securities and Exchange Commission on December 28, 2007

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NORTH ASIA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jongro Tower 18F

6 Jongro 2-ga, Jongro-gu

Seoul, Korea

(822) 2198-3330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Chan-Soo Kang, Chief Executive Officer

Jongro Tower 18F

6 Jongro 2-ga, Jongro-gu

Seoul, Korea

(822) 2198-3330

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 - Facsimile	Ann F. Chamberlain, Esq. Bingham McCutchen LLP 399 Park Avenue New York, New York 10022 (212) 705-7000 (212) 752-5378 - Facsimile

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.0001 par value, and one Warrant(2)	11,500,000 Units	$10.00	$115,000,000	$3,530.50
Ordinary Shares included as part of the Units	11,500,000 Shares	—	—	—	(3)
Warrants included as part of the Units	11,500,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Units(4)	11,500,000 Shares	$7.50	$86,250,000	$2,647.88
Total			$201,250,000	$6,178.38

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 Units and 1,500,000 Ordinary Shares and 1,500,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2008

PROSPECTUS

$100,000,000

North Asia Investment Corporation

10,000,000 Units

North Asia Investment Corporation is a newly organized Cayman Islands exempted company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location. We initially intend to focus our search on target businesses that have their principal operations located in Asia with a particular emphasis on the Republic of Korea, or ROK, and the People’s Republic of China, or PRC. If we do not consummate our initial business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, we will have an additional six months within which to consummate a business combination. In addition, if we anticipate that we may not be able to consummate a business combination within such 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months, (i) public shareholders must approve the extension and (ii) public shareholders owning no more than approximately 34.99% of the shares sold in this offering can seek to exercise their conversion rights, each as described in this prospectus. The 36-month period will be referred to throughout this prospectus as the extended period. Pursuant to our memorandum and articles of association, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease and we will liquidate and distribute the proceeds held in the trust account (described below) to our public shareholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one ordinary share and one warrant. We are offering 10,000,000 units. The public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one ordinary share at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

Thomas Chan-Soo Kang has agreed to purchase an aggregate of 2,125,000 warrants at a price of $1.00 per warrant ($2.125 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants as the “sponsor’s warrants.” The proceeds from the sale of the sponsor’s warrants in the private placement will be deposited into the trust account at              maintained by Continental Stock Transfer & Trust Company, as trustee, and be subject to a trust agreement, described below, and will be part of the funds distributed to our public shareholders in the event we are unable to complete a business combination. The sponsor’s warrants will be substantially similar to the warrants included in the units sold in this offering except that the sponsor’s warrants will be exercisable for cash or on a cashless basis and will not be redeemable by us so long as they are still held by Mr. Kang or his permitted transferees. Mr. Kang has agreed not to transfer, assign or sell any of these warrants (subject to limited exceptions) until we consummate our initial business combination.

Currently, there is no public market for our units, ordinary shares or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol “        .U” on or promptly after the date of this prospectus. Each of the ordinary shares and warrants will trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect the ordinary shares and warrants will be traded on the American Stock Exchange under the symbols “        ” and “        .WS,” respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange or elsewhere.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 18 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$10.00	$100,000,000
Underwriting discounts and commission(1)	$0.70	$7,000,000
Proceeds, before expenses, to us	$9.30	$93,000,000

(1)	Includes approximately $0.31 per unit or approximately $3.1 million in the aggregate (approximately $3.6 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of our initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about             , 2008. Of the proceeds we receive from this offering and the sale of the sponsor’s warrants described in this prospectus, approximately $9.75 per share, or $97,500,000 in the aggregate (approximately $9.73 per share, or $111,918,750 in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into the trust account at             , maintained by Continental Stock Transfer & Trust Company as trustee. These funds will not be released until the earlier of the completion of our initial business combination and our liquidation (which may not occur until 36 months from the date of this prospectus).

Citi
EarlyBirdCapital, Inc.

The date of this prospectus is                     , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until                     , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to North Asia Investment Corporation. Unless otherwise specified, references to “Korea” or “ROK” refer to the Republic of Korea and references to “China” or “PRC” refer to the People’s Republic of China and does not include the Hong Kong Special Administrative Region, or “Hong Kong SAR,” the Macau Special Administrative Region, or “Macau SAR” or Taiwan. All references to “Korean Won” are to the legal currency of Korea. All references to “RMB” or “Renminbi” are to the legal currency of China and all references to “U.S. dollars” and “$”are to the legal currency of the United States.

We are a Cayman Islands company incorporated on December 6, 2007 as an exempted company with limited liability. We were formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, which we refer to throughout this prospectus as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location. We initially intend to focus our search for our initial business combination on target businesses that have their principal operations located in Asia with a particular emphasis on the ROK and the PRC. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidates occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration. Furthermore, we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million, or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously.

We have identified the following broad selection criteria which we will use as guidelines in evaluating prospective target businesses:

•

Experienced management team:    We will seek to capitalize on over 20 years of investment banking, private equity, asset management, and venture capital experience and significant contacts of our Chief Executive Officer, Thomas Chan-Soo Kang, as well as the significant experience and contacts of our Board of Directors.

•

Strong industry market position:    We will seek to acquire companies which are leading market providers with sustainable competitive advantages that cannot be easily replicated. Such competitive advantages may include leading market share, strong customer loyalty, unique and leading product or service characteristics, a limited likelihood of product or service obsolescence, strong customer and after-market support, high product or service switching costs, strong brand recognition and solid intellectual property.

•	Strong market growth potential: We will seek to acquire companies which offer promising product and/or service offerings that are underleveraged and have the ability to be rapidly scaled up.

•

Strong free cash flow generation:    We will seek to acquire a company with a history of good profit margins, strong free cash flow generation and solid recurring revenue streams with low capital expenditure and working capital investment requirements.

We do not anticipate and have not given any consideration towards (i) consummating an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founders, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) entering into an initial business combination where we acquire less than 100% of a target business and any of our officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business. However, we are not restricted from entering into such transactions and may do so if we determine that such a transaction is in our shareholders’ best interests. If we determine to enter into such a transaction, we would only do so if we obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, indicating that the business combination is fair to our public shareholders from a financial point of view.

If we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, we will have an additional six months in which to consummate a business combination. If we anticipate that we may not be able to consummate a business combination within such 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months, (i) public shareholders (including our founders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) must approve the extension and (ii) public shareholders owning less than 35% of the shares sold in this offering can seek to exercise their conversion rights, each as described in this prospectus. Additionally, pursuant to our memorandum and articles of association, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease and we will liquidate and distribute the proceeds held in the trust account to our public shareholders in an amount we expect to be approximately $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full) per ordinary share without taking into account any interest earned on such funds.

Private Placements

Prior to the date of this prospectus, we issued 2,875,000 of our ordinary shares with par value $0.0001 per share for an aggregate of $25,000 in cash at a purchase price of approximately $0.0087 per share. These shares are held by Thomas Chan-Soo Kang, Dong-Soo Choe, Bong-Hoon Han and Kang & Company, Ltd. The 2,875,000 ordinary shares includes an aggregate of up to 375,000 shares that are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our founders will be required to forfeit only a number of ordinary shares necessary to maintain their 20% ownership interest in our ordinary shares after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. We refer to the current holders of these shares as the “founders,” and we refer to these outstanding shares as the “founders’ ordinary shares” throughout this prospectus.

In addition, Thomas Chan-Soo Kang, our Chairman of the Board and Chief Executive Officer, has agreed to purchase an aggregate of 2,125,000 warrants at a price of $1.00 per warrant ($2.125 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $2.125 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account at              maintained by Continental Stock Transfer & Trust Company, as trustee, pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete an initial business combination, then the $2.125 million will be part of the liquidating distribution to our public shareholders, and the sponsor’s warrants will expire worthless.

The sponsor’s warrants (including the ordinary shares to be issued upon exercise of the sponsor’s warrants) will not be transferable or salable by Mr. Kang (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until after we complete our initial business combination, and will be exercisable for cash or on a cashless basis and be non-redeemable so long as they are held by Mr. Kang or his permitted transferees. In addition, commencing 90 days after the consummation of our initial business combination, the holders of the sponsor’s warrants and the underlying ordinary shares will be entitled to demand that we register the resale of such securities pursuant to a registration rights agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our executive offices are located at Jongro Tower 18F, 6 Jongro 2-ga, Jongro-gu, Seoul, Republic of Korea, and our telephone number is (822) 2198-3333. Our office in China is located at China Central Place, Office Tower 2, Suite 2202, No. 79 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 18 of this prospectus.

Securities offered:	10,000,000 units, each unit consisting of:

•	one share of ordinary shares; and

•	one warrant.

Trading commencement and separation of ordinary shares and warrants:

The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants will trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading. In no event will Citigroup Global Markets Inc. allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issue a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Ordinary shares:

Number outstanding before this offering:	2,875,000 shares[1]

Number to be outstanding after this offering:	12,500,000 shares[2]

Warrants:

Number outstanding before this offering:	0 warrants

[1]	This number includes an aggregate of 375,000 shares that are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised by the underwriters. Only a number of shares necessary for our founders to maintain their collective 20% ownership interest in our ordinary shares after the consummation of this offering and the expiration of the over-allotment option or its exercise will be forfeited.
[2]	Assumes the over-allotment option has not been exercised and an aggregate of 375,000 shares have been forfeited by our founders.

Number to be sold privately simultaneously with consummation of this offering:	2,125,000 warrants

Number to be outstanding after this offering and private placement:	12,125,000 warrants

Exercisability:	Each warrant is exercisable to purchase one ordinary share.

Exercise price:	$7.50 per share

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of our initial business combination, or

•	one year from the date of this prospectus;

provided in each case that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a prospectus relating to the ordinary shares is current and available.

We have agreed to use our best efforts to have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. If called for redemption, the sponsor’s warrants may be exercised for cash or on a cashless basis and the warrants included in the units offered hereby must be exercised on a cashless basis, if we so elect, as described below in this prospectus.

Redemption:

At any time while the warrants are exercisable, there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a prospectus relating to such ordinary shares is available and current, we may redeem the outstanding warrants (except as described below with respect to the sponsor’s warrants):

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•

if, and only if, the last sale price of our ordinary shares equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a prospectus relating to such ordinary shares is current and available throughout the 30-day redemption period.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the “fair market value” (defined below) and the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to:

•	provide warrant holders with adequate notice of redemption;

•	permit redemption only after the then-prevailing ordinary share price is substantially above the warrant exercise price; and

•

ensure a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $13.75 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

Proposed American Stock Exchange symbols for our:

Units:	“ .U”

Ordinary shares:	“ ”

Warrants:	“ .WS”

Founders’ units:

Prior to the date of this prospectus, our founders purchased 2,875,000 of our ordinary shares for an aggregate purchase price of $25,000. This includes up to an aggregate of 375,000 ordinary shares that are subject to forfeiture by our founders if the over-allotment option is not exercised in full by the underwriters. The founders’ ordinary shares are identical to the ordinary shares included in the units being sold in this offering, except that:

•	the founders’ ordinary shares are subject to the transfer restrictions described below;

•

the founders have agreed to vote their founders’ ordinary shares either for or against the extended period or initial business combination in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for the purpose of approving the extended period or our initial business combination;

•	the founders will not be able to exercise conversion rights (as described below) with respect to the founders’ ordinary shares; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ ordinary shares if we fail to consummate a business combination.

All of the founders’ ordinary shares will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to the limited exceptions described below, the founders’ ordinary shares will be held in escrow until 180 days after the consummation of our initial business combination. A portion of the ordinary shares will be released from escrow earlier than as described above if the underwriters’ over-allotment is not exercised in full in order to maintain a collective 20% ownership interest by the founders in our ordinary shares. Additionally, all of the founders’ ordinary shares will be released from escrow earlier than described above if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The founders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ ordinary shares until they are released from escrow. We refer to these restrictions as the “transfer restrictions” throughout this prospectus. Furthermore, the interest holders of any founder that is an entity have agreed not to transfer their ownership interests in such entity to anyone other than another founder or an entity of which the founders are the beneficial owners, or beneficiaries, until termination of the transfer restrictions. In addition, the founders are entitled to registration rights with respect to the founders’ ordinary shares under an agreement to be signed on or before the date of this prospectus.

Sponsor’s warrants purchased through private placement:

Thomas Chan-Soo Kang has entered into an agreement with us to purchase an aggregate of 2,125,000 sponsor’s warrants at a price of $1.00 per warrant ($2.125 million in the aggregate). Mr. Kang is obligated to purchase the sponsor’s warrants from us simultaneously with the consummation of this offering. The sponsor’s warrants will be purchased separately and not in combination with ordinary shares or in the form of units. The purchase price of the sponsor’s warrants will be added to the proceeds from this offering to be held in the trust account at                      maintained by Continental Stock Transfer & Trust Company, as trustee, pending the completion of our initial business combination. If we do not complete a business combination that meets the criteria described in this prospectus and are forced to liquidate, then the $2.125 million proceeds of the sale of the sponsor’s warrants will become part of the distribution to our public shareholders and the sponsor’s warrants will expire worthless.

The sponsor’s warrants will not be transferable or salable by Mr. Kang (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until after we complete a business combination. The sponsor’s warrants will be (i) exercisable by Mr. Kang and his permitted transferees for cash or on a cashless basis and (ii) non-redeemable so long as they are held by Mr. Kang or his permitted transferees. In addition, commencing 90 days after the consummation of our initial business combination, the holders of the sponsor’s warrants and the underlying ordinary shares are entitled to demand that we register the resale of their securities pursuant to a registration rights agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsor’s warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Offering and sponsor’s warrants private placement proceeds to be held in trust account and amounts payable prior to trust accojunt distribution or liquidation:

$97,500,000, or approximately $9.75 per unit ($111,918,750, or approximately $9.73 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsor’s warrants will be placed in the trust account at                      maintained by Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include approximately $3.1 million in deferred underwriting discounts and commissions (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsor’s warrants and the deferred underwriting discounts and commissions is a benefit to our public shareholders because additional proceeds will be available for distribution to them if a liquidation of our company occurs prior to the consummation of our initial business combination or a shareholder elects to exercise his, her or its conversion rights in connection with a proposed extension or an initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of the consummation of our initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering and the investigation, selection and negotiation of an agreement with one or more target businesses, except that there can be released to us from the trust account (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income earned of up to $1.7 million, subject to adjustment, on the trust account balance to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such interest income. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000).

Limited payments to insiders:

There will be no fees, reimbursements or other cash payments paid by us or a target business to our founders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:

•	Repayment of a non-interest bearing loan totaling $100,000 made to us by Thomas Chan-Soo Kang to cover offering expenses;

•	Payments of $10,000 per month to Kang & Company, Ltd. for office space, secretarial and administrative services; and

•

Reimbursement for any expenses incident to this offering and identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date.

All amounts held in the trust account that are not paid to converting shareholders, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:

All amounts held in the trust account that are not distributed to public shareholders who exercise their conversion rights (as described below) or previously released to us from the interest income for our working capital requirements and tax obligations will be released upon the closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating a business combination that are described below. We will use these funds to pay amounts due to any public shareholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3.125% of the gross proceeds of this offering, or approximately $3.1 million (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the consideration we pay for our initial business combination is in shares or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Memorandum and Articles of Association:

As discussed below, there are specific provisions in our memorandum and articles of association that we have agreed will not be amended prior to our consummation of our initial business combination, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination. We view these provisions, which are contained in Sections 167 through 171 of our memorandum and articles of association, as obligations to our shareholders and will not take any action to amend or waive these provisions.

Our memorandum and articles of association also provides that if we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, we will have an additional six months within which to consummate a business combination. If we anticipate that we may not be able to consummate a business combination within such 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. Additionally, pursuant to our memorandum and articles of association, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease and we will automatically dissolve and liquidate. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life as described above as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time.

Shareholders must approve initial business combination:

We will seek shareholder approval before effecting our initial business combination, even if such business combination would not ordinarily require shareholder approval under applicable law. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 35% of the shares sold in this offering both vote against a proposed extension, if any, and the business combination, on a cumulative basis, and exercise their conversion rights.

In connection with the shareholder vote required to approve our initial business combination, our founders have agreed to vote the founders’ ordinary shares in the same manner as the majority of shares voted by the public shareholders at the special or annual meeting called for the purpose of approving our initial business combination. Our founders have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination. None of our founders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, they are not restricted from doing so. Additional purchases of ordinary shares by our founders, including our officers or directors, would likely allow them to exert more influence over the approval of our initial business combination. These individuals may have substantial financial interests in making these types of purchases. The factors that they may consider in making such additional purchases would include the current trading price of our ordinary shares, as well as the fact that any such additional purchases would increase the likelihood that our initial business combination would be approved.

Conditions to consummating our initial business combination:

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million, or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination. If we acquire less than 100% of a target business or businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the initial business combination. In no event, however, will we acquire less than a controlling interest of a target business (meaning more than 50% of the voting securities of the target business). We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account.

We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of our initial business combination and public shareholders owning less than 35% of the shares sold in this offering both vote against a proposed extension, if any, and the business combination, on a cumulative basis, and exercise their conversion rights described below. It is important to note that voting against a proposed extension, if any, and our initial business combination alone will not result in conversion of a shareholder’s shares into a pro rata portion of the trust account, which only occurs when the shareholder also exercises the conversion rights described below.

Possible extension of time to consummate a business combination:

If we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, we will have an additional six months within which to consummate a business combination. If we anticipate that we may not be able to consummate a business combination within 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months, (i) public shareholders (including our founders, officers and directors with respect to shares purchased in this offering or otherwise acquired in the public markets by them) must approve the extension and (ii) public shareholders owning less than 35% of the shares sold in this offering seek to exercise their conversion rights, each described in this prospectus. If we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating. We will then liquidate as promptly as, practicable and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest then held in the trust account.

We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in the ROK or PRC, including obtaining financial statements audited or reconciled in accordance with U.S. generally accepted accounting principles, or GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards of potential targets that have previously kept their accounts in accordance with GAAP of the ROK or PRC, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Korean and Chinese regulatory filings and approvals. If we enter into an agreement near the end of this 18-month period, we would have only six months within which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and Korean or Chinese regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.

A shareholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Public shareholders who cause us to convert their shares into their pro rata portion of the trust account will still have the right to exercise the warrants that they received as part of the units.

Conversion rights for shareholders voting to reject the extended period or our initial business combination:

We will not complete our proposed initial business combination if public shareholders owning 35% or more of the shares sold in this offering exercise their conversion rights. We have set the conversion percentage at 35% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing our initial business combination that may otherwise be approved by a large majority of our public shareholders. We will not increase or decrease the conversion threshold prior to the consummation of our initial business combination. Accordingly, it is our intention in every case to structure and consummate our initial business combination in which approximately 35% of the public shareholders may exercise their conversion rights on a cumulative basis with the vote, if any, on an extension and the business combination will still go forward.

Stockholders voting against (i) the extended period will only have the right to cause us to convert their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. Public stockholders who cause us to convert their common stock for a pro rata portion of the trust account will be paid their conversion price as promptly as practicable after the date of the meeting for the extended period or upon consummation of a business combination, as the case may be. If the extended period is not approved or our initial business combination is not approved or completed for any reason, then public shareholders voting against the extended period or our initial business combination will not be entitled to convert their ordinary shares into a pro rata portion of the aggregate amount then on deposit in the trust account. Our founders, officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering under any circumstances.

Public shareholders who convert their ordinary shares into a pro rata portion of the trust account will continue to have the right to exercise any warrants they own. The initial per share conversion price is expected to be approximately $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full) per share, without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the ordinary shares on the date of conversion, there may be a disincentive on the part of public shareholders to exercise their conversion rights. Because converting shareholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting shareholders will bear the financial effect of the payments to both the converting shareholders and the underwriters.

Voting against a proposed extension, if any, or our initial business combination alone will not result in conversion of a public shareholder’s ordinary shares into a pro rata portion of the trust account. To convert shares, a public shareholder must also exercise the conversion rights described above and follow the specific procedures for conversion that will be set forth in the proxy statement relating to the shareholder vote for a proposed extension or initial business combination.

Liquidation if no business combination:

As described above, if we do not enter into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within 18 months after the consummation of this offering, or if the holders of 35% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 36 months and elect to convert their shares into a pro rata share of the trust account, or we do not receive shareholder approval for such extension (and we are not able to complete our initial business combination within such 24-month period), it will trigger our automatic dissolution and liquidation pursuant to the terms of our memorandum and articles of association. At such time, we will promptly distribute only to our public shareholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets (subject to our provision for creditors (including taxes and liquidation costs) if any) as part of our plan of dissolution and distribution.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.75, plus interest then held in the trust account for the following reasons:

•

As described above, if we have not consummated a business combination by 36 months from the consummation of this offering (assuming the extended period is approved), our dissolution and liquidation will occur. This has the same effect as if we had formally went through a voluntary liquidation procedure under the Companies Law (2007 Revision) of the Cayman Islands, referred to in this prospectus as the “Companies Law.” In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them.

•

While we are required to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Thomas Chan-Soo Kang and Kang & Company, Ltd. have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute a waiver for claims against the trust account. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so.

We anticipate that we would liquidate to our public shareholders the amount in our trust account (including deferred underwriting discounts and commissions and interest net of income taxes payable on such interest) plus any remaining net assets held outside the trust account (subject to our provision for creditors, including taxes and liquidation costs) shortly following expiration of the 21-day period as part of our plan of dissolution and distribution. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account or from interest earned on the funds in the trust account that may be released to us for working capital purposes. If such funds are insufficient, each of Mr. Kang and Kang & Company, Ltd. has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Right of First Review:

In order to minimize potential conflicts of interest which may arise from multiple affiliations, Kang & Company, Ltd. and our founders, officers and directors have agreed, until the earlier of our consummation of a business combination, our liquidation or, with respect to each of our independent directors, until such time as he ceases to be a director, to present to us for our consideration, prior to presentation to any other person or entity, any suitable business opportunity to acquire a target business.

Audit committee to monitor compliance:

Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. Our audit committee will also review and ratify all reimbursements made to our founders, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed with any interested director abstaining from such review.

Determination of offering amount:

We agreed to value the offering at $100,000,000 based on the previous transactional experience of our principals. We also considered the size of the offering to be an amount we believed to be successfully received given market conditions and the size of initial public offerings of other similarly structured blank check companies. We may utilize the cash proceeds of this offering and the private placement of the sponsor’s warrants, our share capital, debt, other securities or a combination of these as the consideration to be paid in a business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 15, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(245,807)	$94,896,766
Total assets	$391,559	$98,021,766
Total liabilities	$370,793	$3,125,000
Value of ordinary shares which may be converted to cash (approximately $9.75 per share)	$—	$34,124,990
Shareholders’ equity	$20,766	$60,771,776

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $2.125 million from the sale of the sponsor’s warrants and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital is net of approximately $3.1 million being held in the trust account (approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The “as adjusted” total assets include approximately $97,500,000 (which includes deferred underwriting discounts and commissions of approximately $3.1 million) to be held in the trust account, which will be distributed to us upon the consummation of our initial business combination. We will use such funds to pay amounts owed to (i) any public shareholders who vote against a proposed business combination and exercise their conversion rights and (ii) the underwriters in the amount of approximately $3.1 million (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions. All such proceeds will be distributed to us from the trust account only upon the consummation of our business combination within 36 months from the consummation of this offering. If a business combination is not so consummated, any net assets outside of the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of interest income on the trust account balance previously released to us to pay our tax obligations and interest income of up to $1.7 million on the trust account balance previously released to us to fund our working capital requirements, will be distributed solely to our public shareholders as part of our liquidation.

We will not consummate a business combination if public shareholders owning 35% or more of the ordinary shares sold in this offering vote against a proposed extension, if any, and the business combination, on a cumulative basis, and exercise their conversion rights. Accordingly, we may effect a business combination if public shareholders owning up to 3,499,999 of the 10,000,000 ordinary shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 3,499,999 of the ordinary shares sold in this offering (or 4,024,999 ordinary shares if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately $9.75 or up to approximately $34.1 million in the aggregate (or approximately $9.73 per share or up to approximately $39.2 million in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•

the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest, net of any amounts previously released to us as described above, as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination,

•	divided by the number of ordinary shares sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

We may not be able to consummate a business combination within the required time frame, in which case, we would liquidate.

Pursuant to our memorandum and articles of incorporation, we have 18 months in which to complete a business combination (or 24 months if we have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within 18 months from the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or, if extended pursuant to a shareholder vote as described in this prospectus, within 36 months from the consummation of this offering). If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our memorandum and articles of incorporation, cease except for the purposes of winding up our affairs and liquidating. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike other blank check companies, if we have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within 18 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a special meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in the ROK or PRC, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with Korean or Chinese GAAP, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Korean or Chinese regulatory filings and approvals. Without the option of extending to 36 months, if we enter into such agreement near the end of the initial 18-month period, we would have only six months in which to accomplish the necessary accounting reconciliations, satisfy U.S. and the ROK or PRC regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions. If the proposal for the extension to 36 months is approved by our shareholders as described in this prospectus, we will have an additional 12 months beyond the more usual 24-month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for more than three years and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

If we liquidate before a business combination and distribute the trust account, our public shareholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within 36 months from the consummation of this offering (assuming the extended period has been approved) and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless, if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

There are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we are subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

If the net proceeds of this offering not being held in the trust account plus the interest earned on the funds held in the trust account that may be available to us are insufficient to allow us to operate for at least the next 36 months, we may be unable to complete a business combination.

Of the net proceeds of this offering, only $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital of up to $1.7 million which we will need to identify one or more target businesses and to complete our initial business combination, as well as the funds required to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our founders to operate or may be forced to liquidate. Our founders are under no obligation to advance funds in such circumstances.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 36 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or memorandum of understanding where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit the funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our ordinary shares. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than approximately $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full) per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute waiver agreements. Furthermore, there is no guarantee that, even if an entity executes a waiver agreement with us, it will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of a waiver agreement.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders and, as a result, the per-share liquidation price could be less than approximately $9.75 (or

$9.73 if the underwriters’ over-allotment option is exercised in full) due to claims of creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in the trust account to our public shareholders, Thomas Chan-Soo Kang and Kang & Company, Ltd. have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if a vendor, professional, service provider or prospective target business does not execute a valid and enforceable waiver. Because we will seek to have all vendors, service providers and prospective target businesses execute waiver agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Mr. Kang or Kang & Company, Ltd. having any such obligations is minimal. Notwithstanding the foregoing, we have reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least approximately $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full) per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we do not complete a business combination within the required time periods and are forced to liquidate, under the Companies Law (2007 Revision) of the Cayman Islands (the “Companies Law”), a liquidator would give at least 21 days’ notice to creditors of our intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must present his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company will be dissolved. In the case of a full voluntary liquidation procedure, any liability of shareholders with respect to a liquidating distribution would be barred if creditors miss the deadline for submitting claims. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible after the end of the applicable time periods and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete a business combination. Pursuant to our memorandum and articles of association, failure to consummate a business combination within 18 months from the consummation of this offering (or 24 months if we have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within 18 months from the consummation of this offering, or, if extended pursuant to a shareholder vote as described in this prospectus, within 36 months from the consummation of this offering) will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after 36 months from the consummation of this offering (assuming the extended period is approved), this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise warrants and causing the warrants to expire worthless.

No warrant will be exercisable and we will not be obligated to issue ordinary shares unless, at the time a holder seeks to exercise a warrant, we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to the ordinary shares. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering ordinary shares issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We will not be required to net cash settle the warrants if we do not maintain a current prospectus. In such event, the warrants held by public shareholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the ordinary shares included in the units.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon the exercise of such warrant has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon an exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the ordinary shares issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the ordinary shares issuable upon exercise of the warrant are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Since we have not yet selected a particular industry, geographic location or target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry and geographic location and are not limited to any particular type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public shareholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed business combination.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire or that the price we are paying for the business is fair to our shareholders from a financial point of view.

We may not seek an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions). We are only required to obtain an opinion if our Board of Directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our public shareholders from a financial point of view unless the target is affiliated with our officers, directors, founders or their affiliates or we acquire less than 100% of a target business and any of our officers, directors, founders or their affiliates acquire the remaining portion of such target business. If no opinion is obtained, our shareholders will be relying on the judgment of our Board of Directors.

We may issue shares of our capital stock or debt securities to complete a business combination. Issuance of our capital stock would reduce the equity interest of our shareholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our memorandum and articles of association authorizes the issuance of up to 30,000,000 ordinary shares, par value $.0001 per share, and 1,000,000 preferred shares, par value $.0001 per share. Immediately after this offering and the purchase of the sponsor’s warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 5,375,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the sponsor’s warrants) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred shares, or a combination of common and preferred shares, to complete a business combination. The issuance of additional ordinary shares or any number of shares of our preferred shares:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•

may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may, in certain circumstances, have the effect of delaying or preventing a change of control of us; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as that public shareholders owning 35% or more of the shares sold in this offering vote against the business combination and opt to have us convert their shares for a pro rata share of the trust account even if a majority of our shareholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect a business combination will be totally dependent upon the efforts and time commitments of our management team, and our ability to be successful after a business combination may be dependent upon the efforts of our management team and key personnel who may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our management team. We believe that our success depends on the continued service and time commitments of these individuals, at least until we have consummated a business combination. We cannot assure you that these individuals will remain with, or devote sufficient time to, us for the immediate or foreseeable future. In addition, these individuals are engaged in, or anticipate, in the future, becoming engaged in, several other business endeavors and none of them is required to commit any specified amount of time to our affairs. If the other business endeavors of these individuals require them to devote substantial amounts of time, it could limit their ability to devote time to our affairs, including the time necessary to identify potential business combinations and monitor the related due diligence, and could have a negative impact on our ability to consummate a business combination. We cannot assure you that any conflicts of interest that these individuals may have in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence, will be resolved in our favor. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of one or more members of our management team could have a detrimental effect on us.

The role of our management team and key personnel from the target business following our initial business combination cannot presently be ascertained. Although some of our management team may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Members of our management team may negotiate employment or consulting agreements in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Members of our management team will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Our officers and directors are and may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary or contractual duties. In addition, while each of our officers and directors has agreed to grant us a business opportunity right of first review, which provides that from the effective date of the registration statement which includes this prospectus until the earlier of a business combination or our liquidation, such officer or director will present to us for our consideration, prior to presentation to any other entity, any suitable opportunity to acquire an operating business, due to any existing and future affiliations, our officers and directors may have fiduciary and contractual obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Our founders and sponsors have waived their rights to participate in liquidation distributions with respect to the founders’ ordinary shares and sponsor’s warrants and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our founders and sponsors have waived their right to receive distributions with respect to the founders’ ordinary shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the founders’ ordinary shares, as well as the sponsor’s warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers who own founders’ ordinary shares (or are affiliated with owners of these securities) may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interests, and the conflict of interest will increase as we approach the deadline for completing a business combination and we have not consummated a business combination.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Sections 101(c) and 101(d) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a reduced liquidity with respect to our securities;

•

a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our shareholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval for the extended period, if any, and our initial business combination, we will offer each public shareholder (other than our existing shareholders) the right to have its ordinary shares converted to cash if the shareholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate our initial business combination only if the following two conditions are met: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of our initial business combination and (ii) public shareholders owning 35% or more of the shares sold in this offering do not vote against our initial business combination and on a cumulative basis exercise their conversion rights (including any shares previously converted in connection with a vote, if any, on the extended period). Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public shareholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may proceed with a business combination even if public shareholders owning 3,499,999 of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have a business combination approved over shareholder dissent.

We may proceed with a business combination as long as public shareholders owning less than 35% of the shares sold in this offering both vote against the business combination and exercise their conversion rights on a cumulative basis (including any shares previously converted in connection with a vote, if any, on the extended period). Accordingly, public shareholders holding up to 3,499,999 ordinary shares may both vote against the business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the maximum conversion percentage at 35% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders. However, this may have the effect of making it easier for us to have a business combination approved over a shareholder dissent. While there are several offerings similar to ours which include conversion provisions of greater than 20%, the 20% threshold had been common for offerings similar to ours. Because we permit a larger number of shareholders to exercise their conversion rights, it will reduce the requirement to consummate an initial business combination with a target business which you may vote against, making it easier for us to have a business combination approved over shareholder dissent, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

Our founders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of this offering, our founders (including all of our officers and directors) will collectively own 20% of our issued and outstanding ordinary shares (assuming that none of them purchase units in this offering). None of our founders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or additional units or ordinary shares from persons in the open market or in private transactions. Additional purchases of ordinary shares by such individuals would likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Another factor that would be taken into consideration would be that any such additional purchases would increase the likelihood that our initial business combination would be approved.

Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” Board of Directors, only a minority of the Board of Directors will be considered for election and our founders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our founders will continue to exert control at least until the consummation of our initial business combination.

Our founders paid an aggregate of $25,000, or approximately $0.0087 per share, for the founders’ ordinary shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our founders acquired the founders’ ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 32.5% or $3.25 per share (the difference between the pro forma net tangible book value per share of $6.75, and the initial offering price of $10.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 10,000,000 ordinary shares (or 11,500,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus. We also will sell the sponsor’s warrants to purchase 2,125,000 ordinary shares. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. These warrants, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of a sale, of the ordinary shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience a substantial dilution of your holdings.

If the holders of the founders’ ordinary shares and sponsor’s warrants (and underlying securities) exercise their registration rights, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

The founders are entitled to demand that we register the resale of the founders’ ordinary shares at any time commencing 90 days prior to the date on which their shares are released from escrow. Additionally, the purchasers of the sponsor’s warrants is entitled to demand that we register the resale of its warrants and underlying ordinary shares at any time commencing 90 days after we consummate a business combination. We will bear the cost of registering these securities. If such individuals and entity exercise their registration rights with respect to all of their securities, then there will be an additional 2,500,000 ordinary shares (or 2,875,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) and 2,125,000 warrants (as well as 2,125,000 ordinary shares underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our ordinary shares.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of United States securities laws; and

•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

Unlike many jurisdictions in the United States, Cayman Islands law does not provide for mergers as that term is understood under corporate law in the United States. Cayman Islands law does have statutory provisions that provide for the reconstruction and amalgamation of companies, which are commonly referred to in the Cayman Islands as “schemes of arrangement.” The procedural and legal requirements necessary to consummate these transactions are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States. Under Cayman Islands law and practice, a scheme of arrangement in relation to a Cayman Islands company must be approved at a shareholders’ meeting by each class of shareholders, in each case, by a majority of the number of holders of each class of a company’s shares that are present and voting, either in person or by proxy, at such a meeting, which holders must also represent 75% in value of such class issued that are present and voting, either in person or by proxy, at such meeting, excluding the shares owned by the parties to the scheme of arrangement.

The convening of these meetings and the terms of the amalgamation must also be sanctioned by the Grand Court of the Cayman Islands. Although there is no requirement to seek the consent of the creditors of the parties involved in the scheme of arrangement, the Grand Court typically seeks to ensure that the creditors have consented to the transfer of their liabilities to the surviving entity or that the scheme of arrangement does not otherwise materially adversely affect the creditors’ interests. Furthermore, the Grand Court will only approve a scheme of arrangement if it is satisfied that:

•	the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the scheme of arrangement is such as a businessperson would reasonably approve; and

•	the scheme of arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Because all of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them.

All of our directors and all of our officers reside outside of the United States and substantially all of our assets are, and will be, located outside of the United States. If we consummate our initial business combination with a target business in a jurisdiction that does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, it may be necessary to rely on the foreign jurisdiction’s law and/or legal system in order to obtain an enforceable judgment against certain directors and officers and certain assets. It may therefore be uncertain and difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers outside of the United States or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under United States federal securities laws. Further, it is unclear if extradition treaties would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may not be able to complete a business combination with some prospective target businesses.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with U.S. GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with U.S. GAAP or that the potential target business will be able to prepare its financial statements in accordance with U.S. GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We may become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be classified as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the average value of our assets is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year during which a U.S. holder held our ordinary shares or warrants, the U.S. holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. We cannot assure you that we will not be a PFIC in the current or any future year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the conversion or liquidation price per share is greater than an investor’s initial tax basis in our ordinary shares.

While we intend to take a contrary position, there is a risk that an investor’s entitlement to receive payments in excess of the investors’ initial tax basis in our ordinary shares upon exercise of the investor’s conversion right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in a U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

If any dividend is declared in the future and such dividend is denominated in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive.

If you are a U.S. Holder, you will be taxed on the U.S. dollar value of your dividends (denominated in foreign currency) at the time the dividends must be included in your income as a U.S. Holder, even if you would subsequently actually receive a smaller amount of U.S. dollars due to the continuing appreciation of the foreign currency when the dividend payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. Holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Conversely, if the value of the foreign currency depreciates before the dividends to be paid to you has actually been converted into U.S. dollars and prior to such dividends becomes includible in your income, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive.

Risks related to operations in the ROK and PRC

Business combinations with companies with operations in the ROK or PRC entail special considerations and risks.

Business combinations in the ROK

If we are successful in completing a business combination with a target business with operations in the ROK, we will be subject to, and possibly adversely affected by, the following risks:

After a business combination, substantially all of our assets may be located in the ROK and therefore, substantially all of our revenue may be derived from our operations in the ROK. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the ROK.

If we acquire a target business in the ROK, substantially all of our operations and assets will be located in the ROK. As a result, we are subject to political, economic, legal and regulatory risks specific to the ROK.

From early 1997 until 1999, the ROK experienced a significant financial and economic downturn, from which it is widely believed the country has now recovered to a large extent. However, the economic indicators in recent years have shown mixed signs of recovery and uncertainty, and future recovery or growth of the economy is subject to many factors beyond our control. Events related to the terrorist attacks in the United States on September 11, 2001, recent developments in the Middle East, including the war in Iraq, higher oil prices, the recent subprime mortgage financial crisis in the United States, the general weakness of the global economy and the sporadic occurrence of avian flu in Asia and other parts of the world and the risk of its widespread outbreak have increased the uncertainty of global economic prospects in general and may continue to adversely affect the Korean economy. Any future deterioration of the Korean and global economy could adversely affect our business, financial condition and results of operations.

Developments that could have an adverse impact on the ROK’s economy include:

•	financial problems or lack of progress in restructuring of Korean conglomerates called chaebols, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	a slowdown in consumer spending and the overall economy;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including an increase in oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen or revaluation of the RMB), interest rates and stock markets;

•	deterioration of economic or market conditions in other emerging markets;

•

adverse developments in the economies of countries that are important export and import markets for the ROK, such as the United States, Japan and the PRC, or in emerging market economies in Asia or elsewhere;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to the PRC) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the ROK to the PRC or other Asian countries);

•	social and labor unrest;

•	substantial decreases in the market prices of Korean real estate;

•

a decrease in tax revenues and a substantial increase in the Korean government’s expenditures for unemployment compensation and other social programs that, together, would lead to an increased government budget deficit;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the ROK and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the ROK;

•	hostilities involving oil producing countries in the Middle East and any material disruption in the supply of oil or increase in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea or the United States.

Escalations in tensions with North Korea could have an adverse effect on us and could severely impact our operations in the ROK.

Relations between the ROK and North Korea have been tense throughout the ROK’s modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapon and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community.

In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the ROK, the United States, North Korea, China, Japan and Russia have held numerous rounds of six-party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program and calls upon all United Nations member states to take cooperative action, including through inspection of cargo to or from North Korea. Partly in response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility and readmit international inspectors to conduct all necessary monitoring and verifications. In return, the other five parties in the six-party talks agreed to provide emergency energy assistance of 50,000 tons of heavy fuel oil to North Korea in the initial phase.

There can be no assurance that the February 2007 accord will be implemented as agreed or the level of tension on the Korean peninsula will not escalate in the future. Any further increase in tension, including a breakdown of high-level contacts between the ROK and North Korea or occurrence of military hostilities, could have a material adverse effect on our operations.

Financial instability in other countries, particularly emerging market countries in Asia, could adversely impact the Korean economy and our business.

The Korean market and the Korean economy are influenced by economic and market conditions in other countries, particularly emerging market countries in Asia. Financial turmoil in Asia, Russia and elsewhere in the world in recent years has adversely affected the Korean economy. Although economic conditions are different in each country, investors’ reactions to developments in one country can have adverse effects on the economies in other countries, including the ROK.

A loss of investor confidence in the financial systems of emerging and other markets may cause increased volatility in the Korean economy. We cannot be certain that financial events of the type that occurred in emerging markets in Asia in 1997 and 1998 will not happen again or will not have an adverse effect on our business.

Because the rights of shareholders under Korean law differ from those under the laws of some other jurisdictions, we may have difficulties protecting our shareholder rights compared to shareholders in some other jurisdictions.

The target business’ corporate affairs will be governed by its articles of incorporation, the law under which the target business is organized, and other various applicable laws in the ROK, which will depend upon the industry type, the businesses engaged by the target business and whether or not the target business is listed on the Korea Exchange in the ROK. Certain rights of shareholders and the responsibilities of management and the members of the board of directors under Korean laws are different from those applicable to a corporation incorporated in another jurisdiction. As such, we cannot assure you that the target business will be able to receive legal implementation and interpretation as in other jurisdictions and that remedies will be available outside of the ROK. Therefore, shareholders of Korean companies may have more difficulty in protecting their interest in connection with actions taken by management or members of the board of directors than they would as shareholders in some other jurisdictions.

The ability of our Korean operating company to pay dividends to us may be limited by the restrictions imposed by Korean law.

We may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in the ROK would permit our operating company in the ROK to pay dividends to us only out of its distributable income, which is determined in accordance with Korean accounting standards and regulations. If our operating company in the ROK incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

Because the ROK does not have a tax treaty with the Cayman Islands, there will be a Korean withholding tax at the rate of 27.5% (including residential surtax) on dividends to be paid by a Korean operating company and therefore, the dividends we may pay to our shareholders following a business combination will be decreased to such extent.

According to the ROK’s tax laws, any dividends that are distributed by a Korean company to a foreign shareholder that does not have a permanent establishment in the ROK will be subject to Korean withholding tax at the rate of 27.5% or a reduced tax rate if there is an applicable tax treaty. Given that we are incorporated in the Cayman Islands, which does not have an effective tax treaty with the ROK, if we do not reincorporate into another jurisdiction at the time of our initial business combination which has an effective tax treaty with the ROK, any dividends that will be distributed to us by a Korean operating company that we acquire in our initial business combination will be taxed at the rate of 27.5%. We cannot assure you that the current tax environment will change in the future nor do we expect it to change. Therefore, such considerations will reduce the return to investors and may adversely impact our ability to use our cash flow.

If we are deemed to have a “place of effective management” in Korea, we will be treated as a Korean company for the purpose of Korean corporate income tax with regards to our worldwide income.

Under the Corporate Income Tax Law (“CITL”) as amended on December 31, 2005, a corporation having a “place of effective management” in Korea will be treated as a Korean company for the purposes of Korean corporate income tax. However, the CITL does not clearly define what constitutes “place of effective management” and, to date, there has not been any court precedent. If we are deemed to have a “place of effective management” in Korea, we will be required to file annual corporate income tax returns with the Korean tax authorities and be subject to Korean corporate income tax. Currently, the applicable rates are 14.3% for taxable income up to 100 million Korean Won and 27.5% for taxable income exceeding 100 million Korean Won. Taxable income would include any worldwide income, such as dividends we receive from our Korean operating company and any interest income earned outside of Korea. If we are required to pay Korean corporate income tax, it may reduce our cash flow and negatively impact the returns to investors.

If we are deemed to have a “permanent establishment” in Korea, we will be subject to Korean corporate income tax with regards to any Korean source income attributable to or effectively connected with such permanent establishment.

If we are deemed to have a “permanent establishment” as defined under Korean tax law, we would be required to file annual corporate income tax returns with the Korean tax office and be subject to Korean corporate income tax. Currently, the applicable rates are 14.3% for taxable income up to 100 million Korean Won and 27.5% for taxable income exceeding 100 million Korean Won. Taxable income includes any Korean source income attributable to or effectively connected with such permanent establishment, such as dividends we receive from our Korean operating company. If we are required to pay Korean corporate income tax, it may reduce our cash flow and negatively impact the returns to investors.

If we acquire 51% or more of a Korean operating company, we will be subject to the deemed acquisition tax under Korean tax law.

Under the Local Tax Law of Korea, if we acquire 51% or more of an unlisted Korean company or a Korean company whose shares are listed on the KOSDAQ Market of the Korea Exchange, we will be subject to the deemed acquisition tax. Certain assets owned by the Korean operating company, such as real estate, automobiles, and country club memberships, will be subject to a tax of approximately 2.2% and is calculated on the net book value of such assets multiplied by our shareholding ratio of the Korean subsidiary. If we are subject to the deemed acquisition tax under Korean tax law, this may increase the cost of completing our initial business combination and negatively impact investor returns.

If we acquire more than 50% of a Korean operating company, we may be subject to the secondary tax liability under Korean tax law.

Under the National Tax Basic Law, if we acquire more than 50% of an unlisted Korean company or a Korean company whose shares are listed on the KOSDAQ Market of the Korea Exchange and the company is unable to meet its national tax obligations with its assets, we will be subject to the secondary tax liability for any taxes accrued during the period we hold our shares. Under the Local Tax Law of Korea, assuming we hold more than 51% of the Korean operating company, we may also be subject to the secondary tax liability if the operating company fails to pay its local taxes. The secondary tax liability is equal to the amount of unpaid taxes multiplied by our shareholding ratio of the Korean operating company. There is no assurance that we will not be subject to such tax liabilities or that we will acquire an operating company that will have sufficient cash flow to cover such potential tax liabilities.

Under Korean tax law, any transaction we enter into with our Korean operating company or its affiliated entities may be subject to transfer pricing rules and the review by Korean tax authorities.

Under Korean tax law, if any transaction we enter into with our Korean operating company or its affiliated entities is not deemed to be on an arm’s-length basis, the Korean tax authorities may disallow any tax savings, adjust the terms and conditions of the transaction, and will have the authority to assess tax penalties, including interest on the late remittance of any applicable taxes. If we are found to be in violation of any transfer pricing regulations, this may significantly increase our possible future taxes and thus reduce our net income and the return to our shareholders.

If the ROK enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in the ROK are not explicitly or clearly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Korean regulations on foreign investment may limit our ability to consummate a business combination.

We will initially be subject to restrictions and approval requirements in connection with structuring and completing a transaction to acquire a business in the ROK that will comply with Korean law. There are certain investment limits that apply not only to foreign investors but also generally to all investors if the investments are made in the financial institutions sector amongst others. In addition, certain Korean companies are subject to foreign ownership limitations based on the laws specifically applicable to such companies. There is no single law that sets forth a common rule on foreign ownership limitations nor is there a centralized enforcement authority in this regard. Each of the relevant laws sets forth specific foreign ownership limitations using its own terminology as well as different ceilings in order to serve the purposes of that specific law. Examples of such companies subject to the foreign ownership limitations are the Korea Electric Power Corporation, Korean Gas Corporation, telecommunication companies, broadcasting companies, newspapers, defense related industries and airline companies.

With respect to the financial services sector, regulations may prohibit us from acquiring a controlling interest in certain financial institutions. We may be deemed to be a single foreign shareholder thus potentially prohibiting an investment in designated financial services industries.

Fluctuation in foreign exchange rates in the ROK may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, substantially all revenues and income will likely be received in Korean Won. Thus, the U.S. dollar equivalent of our net assets and distributions, if any, would be adversely affected by the depreciation of the Korean Won. To the extent that we need to convert U.S. dollars into Korean Won for our operations, appreciation of Korean Won against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Korean Won into U.S. dollars for our business purposes and the U.S. dollar appreciates against the Korean Won, the U.S. dollar equivalent of the Korean Won we convert would be reduced. We do not expect to engage in foreign exchange hedging transactions and therefore there can be no assurance that a significant depreciation of the Korean Won against foreign currencies, or a decrease in the amount of revenues earned in foreign currencies, would not cause the target business to experience foreign exchange losses and have a material adverse effect on its results of operations.

Korean corporate law and securities regulations may restrict our ability to structure an initial business combination with a Korean operating company.

In connection with an initial business combination in Korea, it may be necessary for the Korean target company to issue new shares to us. Under Korean corporate law, a board resolution is usually sufficient for a company to issue new shares unless its articles of incorporation state otherwise. However, unless (i) the new shares are subscribed by the company’s existing shareholders in accordance with its preemptive rights, such as a shareholder allotment offering, or (ii) the articles of incorporation allows for a capital increase via a third-party allotment, a special shareholders resolution will be required to allow such third-party allotment.

Currently, there are no restrictions on the issuance price per share in connection with shareholder allotment offerings. However, if the issuance price is below par value, we will be required to obtain a special shareholders resolution and we will need to obtain court approval and meet other requirements in the case of an unlisted company. In the case whereby the Korean operating company issues new shares via a third-party allotment, the price per share must be deemed to be fair market value. We may need to obtain a fairness opinion by a third party appraiser if challenged as to the fairness of the contemplated transaction.

If we acquire a Korean company listed on the Korea Exchange, we may be subject to regulatory oversight under the Securities and Exchange Law of Korea (the “SEL”). According to the SEL, a public offering of securities in Korea requires the registration of the issuing party and a registration statement for the offering, unless exempted under certain conditions. Generally, an offering involving 50 or more offerees, excluding certain exempted investors, is considered a public offering. In addition, if any investor who, together with any related persons (i.e., affiliates and persons acting in concert), acquires 5% or more of the total outstanding shares of a listed company outside the Korea Exchange from 10 or more shareholders during any six-month period, such investor will be required to make a public tender offer. Given these stipulations that may affect the structuring of an acquisition, Korean securities regulations may significantly impact our ability to consummate our initial business combination and to identify an attractive acquisition target.

Possible adverse Korean tax implications to the shareholders of a Korean target business may limit our ability to structure and complete our initial business combination.

In connection with an initial business combination in Korea, if the existing shareholders of the Korean target company sell their shares to us for cash or in exchange for newly issued shares, the sellers would be subject to capital gains and securities transaction taxes in connection with such sale under Korean tax law. The adverse tax implications on the selling shareholders may limit our ability to structure and complete our initial business combination.

If the seller is a Korean resident individual, the shareholder may be subject to capital gains tax ranging from 11% to 33%, depending upon the size of the Korean operating company and the shareholding status (i.e., length of the shareholding period and the shareholding ratio). If the seller is a Korean corporation, it will be subject to capital gains tax at the rate of 14.3% for taxable income up to 100 million Korean Won and 27.5% for taxable income exceeding such amount. If the seller is a non-resident individual or foreign corporation having no permanent establishment in Korea, the selling shareholder will be subject to a witholding tax equal to the lesser of 11% of sale proceeds or 27.5% of capital gains unless exempted by an applicable tax treaty.

The selling shareholders will also be subject to a securities transaction tax at the rate of 0.5% (or 0.3% for shares traded on the Korea Exchange) of the sale proceeds. If the seller is a non-resident individual or foreign corporation having no permanent establishment in Korea, we (or any other withholding agent under Korean tax law such as a securities company) will be required to withold the applicable securities transaction tax and remit payment to the relevant district tax office.

We may be subject to Korean reporting requirements under the Foreign Exchange Transaction Law.

Any transaction involving Korean Won or a non-resident is subject to restrictions and reporting requirements under the Foreign Exchange Transaction Law and its subordinate regulations (collectively, the FETL). Therefore, the structuring and completion of a business combination in the ROK (including, without limitation, a stock swap between us and a Korean target business) may be restricted or subject to reporting requirements (which in some cases are de facto approval processes). Also, under the FETL, if the Korean government deems that certain emergency circumstances, including but not limited to sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets, are likely to occur, it may impose additional restrictions as it deems necessary. Thus, we may be restricted in completing our initial business combination and the subsequent repatriation of any profits and dividends generated by our Korean operating company.

We may be subject to Korean reporting requirements under various laws of the ROK, in particular, the Monopoly Regulation and Fair Trade Law.

While there are various reporting requirements in connection with a business combination in the ROK, such as foreign direct investment report under the Foreign Investment Promotion Law, they are mostly routine filing requirements without any significant review by government authorities. However, the report pursuant to the Monopoly Regulation and Fair Trade Law is subject to substantive review by the Korean Fair Trade Commission. It is required if (i) either the acquiror or the target has assets or annual revenues (including affiliates) of at least 100 billion Korean Won, (ii) the counter party to the transaction has assets or annual revenues of at least 20 billion Korean Won, and (iii) the acquiror acquires 20% or more of the target company’s voting shares (or 15% or more of the target company’s voting shares in case of a company listed on the Korea Exchange). We may be subject to filing requirements under the Monopoly Regulation and Fair Trade Law and, if so, we cannot be assured that our business combination will be approved by the Korean Fair Trade Commission.

Business combinations in the PRC

If we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:

After a business combination, substantially all of our assets may be located in the PRC and substantially all of our revenue may be derived from our operations in the PRC. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in such country.

If we acquire a target business in the PRC, that jurisdiction’s economic, political and social conditions, as well as government policies, could affect our business. For instance, the PRC economy differs from the economies of most developed countries in many respects. The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that the economic, political or legal systems of the jurisdiction of the target business we acquire will not develop in a way that becomes detrimental to our business, results of operations and prospects.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, if the United States imposes new short-term quotas on Chinese imports, such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the

United States becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Relations may also be compromised if either the PRC government or the Taiwan government unilaterally alters the current political status quo between Taiwan and the Chinese mainland. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

We face risks related to health epidemics and other outbreaks, which could adversely affect our operations.

Our business could be materially and adversely affected by the outbreak of avian flu, severe acute respiratory syndrome or another epidemic. From time to time, there have been reports on the occurrences of avian flu in various parts of the PRC, including a few confirmed human cases and deaths. Any prolonged recurrence of avian flu, severe acute respiratory syndrome or other adverse public health developments in the PRC or elsewhere in Asia may have a material and adverse effect on our business operations.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business likely to have its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by fluctuations in the value of the Renminbi. The value of foreign currency fluctuates and is affected by, among other things, changes in political and economic conditions. To the extent that we need to convert U.S. dollars into Chinese currency for our operations, appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Renminbi into U.S. dollars for other business purposes and the U.S. dollar appreciates against this currency, the U.S. dollar equivalent of such currency we convert would be reduced.

The conversion of Renminbi into foreign currencies such as the U.S. dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, the PRC “pegged” its currency to the U.S. dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. Since July 21, 2005, Renminbi has been pegged to a basket of currencies, and permitted to fluctuate within a managed band. As of December 28, 2007, the exchange rate of the Renminbi was 7.3046:1 against the U.S. dollar, amounting to approximately an 11.7% appreciation of the Renminbi. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

If the PRC government determines that we failed to obtain requisite PRC governmental approvals for, or register with the PRC government, for our future import and export of technologies, we could be subject to sanctions.

The PRC imposes controls on technology import and export. The term “technology import and export” is broadly defined to include, without limitation, the transfer or license of patents, software and know-how, and the provision of services in relation to technology. Depending on the nature of the relevant technology, the import and export of technology requires either approval by, or registration with, the relevant PRC governmental authorities. We can make no assurances that we will successfully obtain such approval or complete such registration.

If our Chinese subsidiaries are found to be in violation of PRC laws or regulations, the relevant regulatory authorities have broad discretion in dealing with such violation, including, but not limited to, issuing a warning, levying fines, restricting us from remitting royalties or any other fees, if any, relating to these technologies outside of the PRC, confiscating our earnings generated from the import or export of such technology or even restricting our future export and import of any technology. Any of these sanctions could cause significant disruption to our business operations or render us unable to conduct a substantial portion of our business operations and may adversely affect our business and result of operations.

If the PRC government finds that the potential future agreements that establish the structure for operating our PRC businesses do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be deemed to have violated the PRC laws and regulations. As a result, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

PRC regulations currently prohibit or restrict foreign ownership in certain industries. If we or any of our potential future subsidiaries or affiliated entities are found to be in violation of any existing or future PRC laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant PRC regulatory authorities might have the discretion to:

•	revoke the business and operating licenses of possible future PRC subsidiaries or affiliates;

•	confiscate relevant income and impose fines and other penalties;

•	discontinue or restrict possible future PRC subsidiaries’ or affiliates’ operations;

•	require us or possible future PRC subsidiaries or affiliates to restructure the relevant ownership structure or operations;

•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in the PRC;

•	impose conditions or requirements with which we or possible future PRC subsidiaries or affiliates may not be able to comply; or

•	prohibit possible future PRC subsidiaries or affiliates from returning the investments and profits to us.

The imposition of any of these penalties could result in a material and adverse effect on our ability to conduct our business.

In addition, the relevant PRC regulatory authorities may impose further penalties. Any of these consequences could have a material and adverse effect on our operations.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in the PRC are not explicitly or clearly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

After we consummate a business combination, our operating company in the PRC may be subject to restrictions on dividend payments.

After we consummate a business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit our operating company in the PRC to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in the PRC will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated distributable after-tax profits each year as reserve funds. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in the PRC incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

There are procedural requirements with regards to the acquisition of the equity or assets of a state-owned enterprise under PRC law. We cannot assure that we will be able to meet all relevant requirements in a timely fashion. Complying with those requirements may take longer than in an acquisition of a non-SOE business. Failure to comply these requirements may require us to abort such acquisition.

Our possible future PRC targets may include stated-owned enterprises, or SOEs. Under PRC law, any transfer of the equity or assets from any SOE shall be subject to the approval of the State-owned Assets Supervision and Administration Committee, or SASAC. The underlying equity or assets must be evaluated and such evaluation shall be approved by or be filed with the SASAC. The actual purchase price shall be no less than 90% of the approved/filed evaluation; otherwise, the transaction may be suspended unless specific approval from the SASAC is secured.

In addition, under current PRC law, the purchase by a foreign investor like us of the equity or assets from an SOE is subject to a public bidding process on an open properties exchange unless specifically exempted by the SASAC.

We cannot assure you that we will be able to secure all the necessary approvals, confirmations and/or filings with the SASAC. We cannot assure you we will succeed in the public bidding process on an open properties exchange if we pursue an acquisition of the equity or assets of an SOE. If we fail to obtain these approvals or succeed in public bidding, we may not be able to consummate the acquisition of a SOE.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On August 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a foreign investor may acquire assets or equity interests in a Chinese enterprise and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC, which became effective on September 8, 2006. Although there was a complex series of regulations in place prior to August 8, 2006 that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the SASAC, and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process requires the presentation of economic data concerning a transaction, including appraisals of the business to be acquired which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, depending on the industries to which the targeted business belongs, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing and be confirmed by such agencies. If the completed transactions are not confirmed, it could render the transaction legally ineffective even if consummated by the parties. In extreme cases, the authorities could suspend or revoke the business license of the Chinese entities and cause an unwinding of the transaction. If the transaction was to be unwound, the consideration paid to the target business would be returned to us and we would then be forced to either attempt to complete a new business combination if it was prior to 30 months (assuming the period in which we need to consummate a business combination has been extended, as provided in our memorandum and articles of association) from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders and dissolve and liquidate. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, acquisitions in the PRC may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the September 8, 2006 PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have been concerned with offshore flips which converted domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation in the PRC, the new regulations require new foreign sourced capital of not less than 25% of the domestic company’s post—acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006 have introduced industry protection and anti-trust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the relevant agencies. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in the PRC which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, control not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the prior year, or (vi) if in a transaction outside of the PRC results in the foreign entities directly or indirectly acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, the Chinese government passed an anti-monopoly law on August 30, 2007 that goes into effect on August 1, 2008, which supplements the above provisions. The law requires checks on mergers or acquisitions of foreign and Chinese enterprises to ascertain whether they will have an effect of eliminating or restricting competition on domestic market of China and whether they affect national security.

Pursuant to the Anti-Monopoly Law, there will be an Anti-Monopoly Law Enforcement Agency to be set up by the State Council in charge of the implementation of the law including the review of anti-trust notifications for the mergers or acquisitions which reach the notification threshold prescribed by the State Council. The State Council is also authorized under the Anti-Monopoly Law to establish an Anti-Monopoly Committee. The relevant regulations of the Anti-Monopoly Law specifying who will be such Agency and Committee and the notification threshold, among others, have not yet been promulgated.

Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.

The Ministry of Information Industry (MII) issued regulations that regulate and limit ownership and investment in internet and other value-added telecommunications businesses in the PRC which may limit the type of businesses we will be able to acquire.

On July 13, 2006, the MII issued a notice with the purpose of increasing the regulation of foreign investment in and operations of value added telecom services which includes internet and telecommunications businesses in the PRC. The regulations require Chinese entities to own and control the following: (i) internet domain names, (ii) registered trademarks, and (iii) servers and other infrastructure equipment used to host and operate web-sites and conduct business. The ownership requirements functionally limit foreign direct and indirect ownership and control of the intellectual property of these businesses even when attempted through various parallel control, licensing, use and management agreements. It is anticipated that these regulations will be strictly enforced, and the government has provided that the new regulations apply retroactively and provides for audit procedures. The failure to comply may cause the MII to terminate a telecommunications license or otherwise modify existing agreements or require the disposition of the assets by the foreign entity. Any anticipated foreign investment in such businesses will be subject to prior approval by the MII, and it is expected that approval for investment may not be easily obtained for foreign investment in these businesses unless in strict compliance. Therefore, investment by us in this sector may not be actively pursued because certain assets may not be acquirable and accounting consolidation may be restricted or not permitted as a result of an unfavorable but permitted transaction structure.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on January 24, 2005, on April 8, 2005 and on October 21, 2005, by the SAFE, that will require approvals from, and registration with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. The Circular on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Circular 75, which were issued on October 21, 2005 and became effective as of November 1, 2005 repealed the previous January and April SAFE regulations.

Circular 75 requires each Chinese domestic resident, whether a natural or legal person, to complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch, prior to establishing or assuming control of an offshore company for the purpose of acquiring assets or equity interests in the PRC and using these assets to seek overseas financing (known as “round-trip investment”). In addition, an amendment to the registration with the local SAFE branch is required to be filed by any Chinese domestic resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company. An amendment to the registration is also required to be filed by such Chinese domestic resident when there is any material change involving a change in the capital of the offshore company.

Moreover, Circular 75 applies retroactively. As a result, Chinese domestic residents who have established or acquired control of offshore companies that have made onshore investments in China in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. For purposes of SAFE registrations required under Circular 75, “Chinese domestic residents” shall include individuals without mainland China identity papers who have habitually lived in China due to economic interest.

We understand that SAFE’s current practice is that for Chinese domestic residents who failed to file SAFE registration under Circular 75 as of March 31, 2006 for the existing special purpose overseas company, the dividends remitted by the Chinese subsidiary to its overseas parent since April 21, 2005 will be deemed illegal and a penalty will be imposed on the Chinese company and its actual controlling person(s). In addition, in the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in penalties under PRC foreign exchange administration regulations and liability under PRC law for foreign exchange evasion.

As a Cayman Islands company, and therefore an offshore company for purpose of SAFE regulations, if we purchase the assets or equity interest of a Chinese company owned by Chinese domestic residents, including those which we will generate revenue from and exercise control over through agreements, such Chinese domestic residents who become our shareholders will be subject to registration procedures described in the aforementioned SAFE notice. Moreover, Chinese domestic residents who are already our beneficial shareholders may be required to register with SAFE in connection with their shareholdings in us. Failure of any Chinese shareholders of us to register with SAFE may limit our Chinese subsidiary’s ability to distribute dividends to us.

The M&A Rules, along with foreign exchange regulations discussed in this subsection, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, our prospective target or partner’s ability to remit dividends to us, or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by such Chinese domestic residents, over whom we may have no control. In addition, we cannot assure you that such Chinese domestic residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations because we have no control over the outcome of the registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

We believe that it is highly likely that Chinese law would govern a substantial portion of any target business’ material agreements, some or many of which could be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available within the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional abilities of the judicators, and the inclination to protect local interest in the court rooms, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

If we acquire a target business through contractual arrangements with one or more operating businesses in the PRC, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, real estate, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review and approval requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a PRC operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agency would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made consequences may include ordering the application to be made with proper government agencies, levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective and sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct PRC operations through affiliates in the PRC may be subject to a high level of scrutiny by the PRC tax authorities.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we enter into with potential future PRC subsidiaries and affiliated PRC entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such potential future PRC entities and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment.

Potential future PRC targets or strategic partners may have previously engaged or may engage in activities without appropriate licenses or approvals or outside the authorized scope of their business licenses or permitted activities. This could subject those companies to fines and other penalties, which could have a material adverse effect on our business.

Possible future targets or strategic partners may have previously engaged or may currently engage in activities without appropriate licenses or approvals or outside the authorized scope of their business licenses or permitted activities. If such targets or strategic partners do not receive any necessary licenses or approvals, broaden the authorized business scope or narrow the scope of the activities as appropriate, they may have to cease operations or contract operations to third parties who hold the appropriate licenses. In addition, counterparties to contracts they make when engaging in activities that require licenses may legally default on those contracts if we or the relevant strategic partner do not possess the appropriate licenses. The occurrence of any of these events would have an adverse effect on our business and results of operations.

PRC authorities may refuse to grant any licenses that such PRC targets or strategic partners may seek. For companies that exceeded the scope of their business licenses or permitted activities or operated without a license or needed approval in the past but are now compliant, as well as for any companies that may currently operate without the appropriate license or approval or outside the scope of their business license or permitted activities, the relevant PRC authorities have the authority to impose fines or other penalties, sometimes as much as five to ten times the amount of the illegal revenues and may require the disgorgement of profits or revocation of the business license. Due to the inconsistent nature of regulatory enforcements in the PRC, those potential PRC strategic partners that exceeded the scope of their business licenses or permitted activities or operated without the appropriate licenses or approvals in the past or do so in the future may be subject to the above fines or penalties, including, without limitation, the disgorgement of profits or revocation of the business license of one or more of these companies. These fines or penalties may have a material adverse effect on our business.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. The principal regulation governing foreign currency exchange in the PRC is the Foreign Currency Administration Rules (1996), as amended.

Generally, the foreign exchange earnings of all PRC enterprises, other than those allowed to be retained by PRC enterprises as recurrent exchange income or specifically exempted under the relevant regulations, are to be sold to designated banks. Retained foreign exchange earnings may need to be kept in foreign exchange bank accounts of designated banks.

At present, generally, Chinese enterprises which require foreign exchange for their current account transactions may purchase foreign exchange from designated banks if the application is supported by relevant documents. Furthermore, FIEs that require foreign exchange to pay dividends to their foreign investors may draw funds in their foreign exchange bank accounts kept with designated banks after paying taxes due in respect of the dividends distributed to foreign investors. Should such foreign exchange be insufficient, FIEs may purchase foreign exchange from designated banks.

While foreign exchange control on current account transactions has been relaxed, the drawdown of foreign currency loans by companies, the provision of foreign exchange guarantees, overseas investments and any other types of capital account transactions that involve the purchase of foreign exchange remain subject to the approval of SAFE. Furthermore, the PRC has recently tightened its control on the inbound and outbound remittance of foreign exchange and conversion of foreign currencies into Renminbi in connection with foreign investment in the real estate market.

Individuals who will purchase and remit foreign currencies outward or sell foreign currencies, must comply with the Regulations of Foreign Exchange Control on Individuals issued by the People’s Bank of China on December 25, 2006, and effective from February 1, 2007 and its implementation rules, issued by SAFE on January 5, 2007 and effective on February 1, 2007.

Failure to comply with foreign exchange rules, including Circular 75, which is discussed above in details, may restrict the individuals’ conversion of foreign currencies into or from Renminbi and subject them to a fine.

We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

The new PRC Enterprise Income Tax Law and its implementation rules eliminate the exemptions within the PRC regarding withholding taxes on outgoing dividends. Our Chinese subsidiaries will be required to deduct Chinese withholding taxes from dividends they pay to us, which could significantly impact our return to our shareholders.

According to the PRC’s currently applicable income tax laws and regulations, foreign investors are exempted from the PRC withholding tax on dividends received from an FIE. With the introduction of the new PRC Enterprise Income Tax Law and its implementation rules (effective as of January 1, 2008), beginning from January 1, 2008, the PRC will resume imposition of a withholding tax at 10% on outgoing dividends paid by FIEs unless there is a tax treaty between the PRC and the foreign investor’s home country/jurisdiction that would reduce the withholding tax rate to one lower than 10%. Such changes in tax laws or interpretation of tax laws by the government could significantly impact our return to the investors.

The PRC government has enacted a new law on enterprise income tax, and as it implements this law, the tax benefits provided to foreign investors and companies to encourage development within the country may be reduced or removed resulting in expenses may raise impacting margins and net income.

Under the currently effective PRC Foreign Investment Enterprise and Foreign Enterprise Income Tax Law adopted by the National People’s Congress (NPC) on April 9, 1991 and the implementation rules applicable to a foreign investment enterprise (FIE), an income tax rate of 33% is generally imposed on an FIE, consisting of a 30% national income tax and a 3% local surcharge, for their domestic and overseas incomes. If the FIE is engaged in manufacturing with an operating period of more than 10 years, it could further be exempted from the national enterprise income tax for two years beginning from its first profitable year, and allowed a 50% reduction in the 30% national income tax for a period of three years thereafter (the “Tax Holiday”). The 3% local surcharge is generally waived by various local governments as part of their initiatives to attract foreign investment to their respective locality.

A company might receive certain additional preferential enterprise income tax treatment if it qualifies as a company especially supported by the PRC government. FIEs in certain areas (e.g., some free trade zones, some technology parks, and some government-encouraged western rural regions) might also receive further reductions in their enterprise income tax rate. The PRC government authorities, however, could reduce or eliminate these incentives at any time in the future.

Since the PRC joined the World Trade Organization, or the WTO, in November 2001, this preferential tax treatment has been criticized as not being WTO-compliant and for not creating a leveled playing field for domestic enterprises and FIEs. On March 16, 2007, the NPC, approved and promulgated a new tax law: the PRC Enterprise Income Tax Law or the New Tax Law. On December 6, 2007, the PRC State Council promulgated the implementation rules of the New Tax Law. This New Tax Law and its implementation rules will take effect on January 1, 2008. Under the New Tax Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New Tax Law provides a five-year transition period starting from its effective date for those FIEs which were established before the promulgation date of the New Tax Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. In accordance with regulations to be further issued by the State Council, the tax rate of such enterprises may gradually transition to the uniform tax rate within the transition period. For those enterprises which are enjoying Tax Holidays, such Tax Holidays may continue until their expiration in accordance with the regulations to be issued by the State Council, but where the Tax Holiday has not yet started because the FIE in question still suffers losses, such Tax Holiday shall be deemed to commence from the first effective year of the New Tax Law. While the New Tax Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the New Tax Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the New Tax Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment.

Additionally, the New Tax Law has introduced the concept of “resident enterprises” and corresponding tax liability on resident enterprises’ worldwide income. With this new tax concept and corresponding tax liability on resident enterprises’ worldwide income, an overseas holding/parent company should avoid having its management functions performed within the PRC. Pursuant to the implementation rules of the New Tax Law, an offshore holding company could be deemed to have an effective place of management in the PRC and accordingly be deemed as a resident enterprise if its management organization in China maintains substantially overall management and control of the operation, personnel, finance and assets of the offshore holding company.

With the issuance and implementation of the New Tax Law and its implementation rules, the income tax treatment of Chinese subsidiaries may change, which could have a material adverse effect on our financial conditions and results of operations.

Our Chinese subsidiaries are obligated to withhold and pay PRC individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. If they fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, they may be subject to certain sanctions and other penalties, which could have a material adverse impact on our business.

Under PRC laws, our Chinese operating company will be obligated to withhold and pay individual income tax in respect of the salaries and other income received by their employees who are subject to PRC individual income tax. Our Chinese subsidiaries may be subject to certain sanctions and other liabilities under PRC laws in case of failure to withhold and pay individual income taxes for their employees in accordance with the applicable laws.

In addition, the PRC State Administration of Taxation has issued several circulars concerning employee stock options. Under these circulars, employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) are required to pay PRC individual income tax in respect of their income derived from exercising or otherwise disposing of their stock options. Our Chinese subsidiary will be obligated to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

officers and directors allocating their time to other businesses and having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor’s warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Offering proceeds from sale to public	$100,000,000	$115,000,000
Proceeds from sale of sponsor’s warrants	2,125,000	2,125,000

Total gross proceeds	$102,125,000	$117,125,000

Offering expenses(1)(2)
Underwriting discount (7% of offering gross proceeds to public)	$7,000,000	$8,050,000
Legal fees and expenses	360,000	360,000
Printing and engraving expenses	125,000	125,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	6,179	6,179
FINRA filing fee	20,625	20,625
American Stock Exchange fees	80,000	80,000
Miscellaneous expenses	48,196	48,196

Total offering expenses	$7,700,000	$8,750,000

Proceeds after offering expenses	$94,425,000	$108,375,000

Net offering proceeds held in the trust account	$94,375,000	$108,325,000
Deferred underwriting discounts and commissions held in the trust account	$3,125,000	$3,593,750

Total held in the trust account	$97,500,000	$111,918,750

Net offering proceeds not held in the trust account(3)	$50,000	$50,000

Working capital funded from net proceeds not held in the trust account and up to $1.7 million in interest earned on monies held in the trust account(3)(4)
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination	580,000
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	450,000
Payment for office space, administrative and support services to Kang & Company, Ltd. ($10,000 per month for up to 36 months)	360,000
Legal and accounting fees relating to SEC reporting obligations	200,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums and reserves	160,000

Total	$1,750,000

(1)	A portion of the offering expenses have been paid from an advance of $100,000 we received from Thomas Chan-Soo Kang described below. These advances will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.

(3)	The amount of net proceeds from this offering not held in the trust account will remain constant at $50,000 even if the underwriters’ over-allotment is exercised. In addition, $1.7 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the size of this offering is increased or decreased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased or decreased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

A total of $97.5 million (or approximately $111.9 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsor’s warrants described in this prospectus, including approximately $3.1 million (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in the trust account at                      maintained by Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earliest of the approval of the extended period, if any, the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public shareholders who elect to exercise their conversion rights or released to us as interest income will be released on closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public shareholders voting in favor of the business combination and less than 35% of the public shareholders electing their conversion rights and subject to such deferred underwriting discount and commission having been paid to the underwriters. On release of funds from the trust account and after payment of the conversion price to any public shareholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for the maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

If the size of this offering is increased or decreased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased or decreased proportionately.

We have agreed to pay Kang & Company, Ltd., an affiliate of Thomas Chan-Soo Kang, Alex J. Kim and Sidney H. Rittenberg an aggregate of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to us by Kang & Company, Ltd. for our benefit and is not intended to provide Messrs. Kang, Kim or Rittenberg compensation in lieu of a salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person based on rents and fees for similar services in the ROK. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates or associates, will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all expense reimbursements made to any member of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in the trust account as well as the interest income earned on the trust account balance released to us to pay any tax obligations and interest income of up to $1.7 million earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

If we complete a business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably and result in a conflict of interest.

To the extent that our capital shares are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, Thomas Chan-Soo Kang has advanced to us an aggregate of $100,000 which was used to pay a portion of the SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange fee and accounting and legal fees and expenses of this offering referenced in the line items above. These advances are non-interest bearing, unsecured and are due at the earlier of December 12, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, so that we are not deemed to be an investment company under the Investment Company Act. Interest income earned on the trust account balance may be released to us to pay any tax obligations and interest income of up to $1.7 million earned on the trust account balance may be released to us to fund our working capital requirements.

Other than the fee for office space, administrative services and secretarial support described above, no compensation of any kind (including finder’s and consulting fees) will be paid to members of our management team or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. However, members of our management team will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us prior to our consummation of a business combination. There is no limit on the amount of such expenses reimbursable by us to members of our management team. A public shareholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public shareholder seeks to convert such shares into cash in connection with a business combination that the public shareholder voted against and that we actually complete. In no other circumstances will a public shareholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation, they will forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public shareholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed, as well as any applicable regulatory or tax restrictions of the jurisdiction in which we operate. The payment of any dividends subsequent to a business combination will be within the discretion of our then-Board of Directors. It is the present intention of our Board of Directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of ordinary shares, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsor’s warrants, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. This calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor’s warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash), by the number of outstanding ordinary shares.

At December 15, 2007, our net tangible book value was $(245,807), or approximately $(0.09) per ordinary share. After giving effect to the sale of 10,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsor’s warrants, our pro forma net tangible book value at December 15, 2007 would have been $60,771,776 or $6.75 per share, representing an immediate increase in net tangible book value of $6.84 per share to the founders and an immediate dilution of $3.25 per share or 32.5% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $34,125,990 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public shareholders (but not our founders) may result in the conversion into cash of up to 3,499,999 of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination, as the case may be, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the sponsor’s warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.09)
Increase attributable to new investors and sale of the sponsor’s warrants	6.84

Pro forma net tangible book value after this offering		6.75

Dilution to new investors		$3.25

The following table sets forth information with respect to our founders and the new investors:

	Unit Purchased			Total Consideration		Average Price Per Unit
	Number		Percentage	Amount	Percentage
Founders	2,500,000	(1)	20.0%	$25,000	0.02%	$0.01
New investors	10,000,000		80.0%	100,000,000	99.98%	10.00

	12,500,000		100.0%	$100,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and as a result an aggregate of 375,000 ordinary shares have been forfeited by our founders.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value (deficiency) before this offering	$(245,807)
Net proceeds from this offering and sale of sponsor’s warrants	98,000,000
Offering costs paid in advance and excluded from net tangible book value before this offering	267,573
Less: Deferred underwriters’ discount	(3,125,000)

Less: Proceeds held in trust subject to conversion to cash ($97,500,000 * 34.99%)	(34,124,990)

$60,771,776

Denominator:
Ordinary shares outstanding prior to this offering included in founders’ units	2,500,000 (1)
Ordinary shares included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 shares * 34.99%)	(3,499,999)

9,000,001

(1)	Assumes the over-allotment option has not been exercised and as a result an aggregate of 375,000 ordinary shares have been forfeited by our founders.

CAPITALIZATION

The following table sets forth our capitalization at December 15, 2007 and as adjusted to give effect to the sale of our units and the sponsor’s warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 15, 2007
	Actual	As Adjusted(1)
Note payable to affiliate(2)	$100,000	$—

Deferred underwriters’ discount		$3,125,000

Ordinary shares, -0- and 3,499,999 shares subject to possible conversion at conversion value(3)	$—	$34,124,990

Shareholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Ordinary shares, $0.0001 par value, 30,000,000 shares authorized; 2,875,000 shares issued and outstanding; 9,000,001(4) shares issued and outstanding (excluding 3,499,999 shares subject to possible conversion), as adjusted	288	900
Additional paid-in capital	24,712	60,775,110
Deficit accumulated during the development stage	(4,234)	(4,234)

Total shareholders’ equity	20,766	60,771,776

Total capitalization	$120,766	$98,021,766

(1)	Includes the $2.125 million we will receive from the sale of the sponsor’s warrants.

(2)	Note payable to affiliate is comprised of a promissory note issued in the aggregate amount of $100,000 to Thomas Chan-Soo Kang. The note is non-interest bearing and is payable on the earlier of December 12, 2008 or the consummation of this offering.

(3)	If we consummate our initial business combination, the conversion rights afforded to our public shareholders may result in the conversion into cash of up to 3,499,999 of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.75 per share, or $9.73 per share if the underwriters’ over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and including interest, net of taxes payable and net of any interest previously released to us, as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

(4)	Assumes the over-allotment option has not been exercised and an aggregate of 375,000 ordinary shares have been forfeited by our founders as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on December 6, 2007 as a Cayman Islands exempted company to serve as a vehicle to effect a merger, stock exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination with one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location. We initially intend to focus our search on target businesses that have their principal operations located in Asia with a particular focus on the ROK and the PRC. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law (2007 Revision) of the Cayman Islands. As an exempted company, we have applied for a tax exemption undertaking from the Cayman Islands government providing an exemption for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by the Cayman Islands government.

We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•	may significantly reduce the equity interest of our shareholders;

•

may cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of the present members of our management team; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, debt securities issued by us in connection with our initial business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Results of Operations and Known Trends or Futures Events

We have neither engaged in any operations nor generated any revenue to date. Our entire activity since incorporation has been to prepare for our proposed fundraising through this offering and concurrent private placement of certain warrants to our founders. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after this offering, we will start to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses on potential target businesses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ ordinary shares, and advances from Thomas Chan-Soo Kang in an aggregate amount of $100,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of approximately $7.0 million (or approximately $8.1 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsor’s warrants for a purchase price of $2.125 million, will be approximately $94.4 million (or approximately $108.4 million if the underwriters’ over-allotment option is exercised in full). $97.5 million (or approximately $111.9 million if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes approximately $3.1 million (or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $50,000 will not be held in trust.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public shareholders who exercise their conversion rights, deferred underwriting discounts and commissions paid to the underwriters and any interest income previously released to us) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. The working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. The funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the $50,000 available to us outside of the trust account, together with interest income earned on the trust account balance to pay our tax obligations and interest income of up to $1.7 million on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. We expect our primary liquidity requirements during that period to include: approximately $580,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; approximately $450,000 for expenses for the due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team; an aggregate of $360,000 for office space, administrative services and support payable to Kang & Company, Ltd. representing a total of $10,000 per month for up to 36 months; $200,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $160,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds.”

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

Related Party Transactions

As of the date of this prospectus, Thomas Chan-Soo Kang has loaned us an aggregate of $100,000 for payment of offering expenses. This loan is non-interest bearing, unsecured and is due at the earlier of December 12, 2008, or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not placed in trust.

We are obligated, commencing on the date of this prospectus, to pay Kang & Company, Ltd. an aggregate monthly fee of $10,000 for office space and general and administrative services.

Prior to the date of this prospectus, we issued 2,875,000 founders’ ordinary shares to our founders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.01 per share. In addition, Thomas Chan-Soo Kang has committed to purchase an aggregate of 2,125,000 sponsor’s warrants at $1.00 per warrant (for a total purchase price of $2.125 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price of the sponsor’s warrants approximates the fair value of such warrants.

PROPOSED BUSINESS

Introduction

We are a recently organized Cayman Islands exempted blank check company formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location. We initially intend to focus our search for a target business on companies that have their principal operations located in Asia with a particular emphasis on the ROK or the PRC. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidates occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Opportunities in the ROK

The Republic of Korea is Asia’s third-largest economy and the 11th largest in the world in terms of nominal gross domestic product (GDP) as of 2006. It has experienced tremendous growth since the Korean War with GDP per capita growing from $100 in 1963 to $10,000 in 1995. The ROK has exhibited strong historical growth and we believe has significant potential with regards to identifying a target business for the following factors:

•

The ROK is one of the fastest growing developed economies in the world, with an average GDP growth per year of 5% and nominal GDP of approximately $900 billion (Deutsche Bank, 2007). According to a 2007 Goldman Sachs report, the ROK is expected to become the second-richest country in the world by 2050, with an estimated GDP per capita of $81,000.

•

The ROK government has been actively deregulating key industries, including financial services, manufacturing and information technology, and has been encouraging investment in future growth sectors, such as renewable energy, biotechnology and nanotechnology.

•

Given its strong education system and technical expertise, the ROK is a global leader in technology with a high rate of investment in research and development and has become a growth hub for innovative, cutting-edge technologies, such as ubiquitous computing, according to the New York Times.

•

With the continued globalization of the Korean markets, companies are increasingly seeking to diversify their access to capital, including listing in overseas markets. Some companies with smaller market capitalizations are listing on the United States and European equity markets as they seek to broaden their shareholder base and deepen pools of capital.

Given the above factors and our expertise and relationships in the ROK, we believe that we will be able to acquire an operating company with growth potential on reasonable terms.

Opportunities in the PRC

Opportunities for market expansion have emerged for business with operations in the PRC due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that the PRC represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•

There has been prolonged economic expansion within the PRC, including GDP growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005 and 10.7% in 2006 (National Bureau of Statistics of China).

•	The government has increasingly focused on privatizing assets, improving foreign trade and encouraging business and economic activity.

•	The PRC enjoys favorable labor rates and efficient, low-cost manufacturing capabilities.

•

The recent entry of the PRC into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, will possibly lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States.

•

The Chinese public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the United States equity markets.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

Business Strategy

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. While these will be used in evaluating business combination opportunities, we may decide to enter into a business combination with a target business or businesses that do not meet all of the proposed criteria and guidelines.

Growth Oriented.    We will seek to acquire companies that we expect to experience substantial growth post-acquisition. We believe that we are well-positioned to evaluate a company’s current growth prospects and opportunities to enhance post-acquisition.

Strong Competitive Position in Industry.    We will seek to acquire businesses that have developed leading positions within industries that exhibit strong fundamentals. We will evaluate each industry based on several factors including its growth characteristics, competitive landscape, profitability margins and sustainability. We will also analyze the strengths and weaknesses of target businesses relative to their competitors to identify those best positioned to grow market share and profitability.

Hidden Intrinsic Value.    We will seek situations where we are able to acquire target companies that have unseen value or other characteristics that have been disregarded by the marketplace. We intend to leverage the operational experience and financial acumen of our team to focus on unlocking value others may have overlooked, as a means to generate significant growth post acquisition.

Attractive Return on Investment.    We will seek to identify businesses that will offer an attractive risk-adjusted return on investment for our shareholders. We will look to consummate an acquisition on attractive terms and to use our corporate structure as an asset in negotiations with owners of prospective targets. Financial returns will be evaluated based on both organic cash flow growth potential and an ability to create value through new initiatives such as future acquisitions, repositioning the company, increasing investment in new products or distribution channels and operational restructuring. This potential upside from growth in the business will be weighed against the downside risks inherent in the plan and in the business.

Outstanding Management Team.    We believe that experienced, proven entrepreneurial managers working as a complementary team are a critical component to creating and sustaining long-tem value. We will look for businesses that have management teams with a proven track record for delivering top line growth and bottom line profits, but, in each situation, we will assess opportunities to improve a target’s management team and to recruit additional talent through our extensive network of contacts. We believe that our ability to leverage our team’s extensive experience investing in and managing companies that are in or related to the financial services, technology, media and communications industries provides us with a competitive advantage over competing buyers.

Competitive Strengths

We believe that we possess several competitive strengths to source, evaluate and execute an initial business combination. We believe that the background, operating history and experience of our management team will provide access to a broad spectrum of investment opportunities, and also significantly improve upon the operational and financial performance of a target business.

We believe that we have the following competitive strengths:

Experienced management.    We believe, given our management and Board of Directors’ transactional experience and network of contacts, we are well positioned to identify, source, negotiate, structure, and close an initial business combination and subsequently pursue “add-on” acquisitions, joint ventures and other strategic relationships. Collectively, management and our directors have been involved in numerous transactions ranging in size from several million dollars to several billion dollars. We will seek to capitalize on over 20 years of investment banking, private equity, asset management, and venture capital experience and significant contacts of our Chief Executive Officer, Thomas Chan-Soo Kang as well as the significant experience and contacts of our Board of Directors.

Prior to founding Kang & Company, Ltd., a private-equity firm, in the fall of 2007, Mr. Kang served as the Chairman and Chief Executive Officer of Seoul Securities Company, Ltd. (“Seoul Securities”), a full-service investment bank. He joined Seoul Securities in early 1999, when an investor group led by Soros Fund Management became the largest shareholder of the firm, and resigned from Seoul Securities in the summer of 2007. Seoul Securities has been profitable every year since his becoming the CEO while it had experienced losses for four consecutive years prior to his appointment. Seoul Securities has been one of the more profitable firms in the Korean securities industry, as measured by return on equity, since his becoming the Chief Executive Officer. During his tenure, Seoul Securities’ market capitalization grew from approximately $400 million to $1.7 billion, and its equity rose from approximately $200 million to approximately $600 million, despite returning approximately $200 million to shareholders. He led the acquisition of Seoul Asset Management Co., Ltd. (formerly Hanil Investment Trust Management Co., Ltd.), a leading asset management company in the ROK, and Seoul Futures Co., Ltd. (formerly Cheil Futures Co., Ltd.), a leading derivatives company in the ROK. Mr. Kang also established Seoul Z Partners and oversaw its investment operations, one of the first Korean private-equity operations. After Soros Fund Management successfully exited its investment in Seoul Securities in late 2005, Mr. Kang became the largest shareholder of Seoul Securities and subsequently sold the firm in late 2006.

Prior to joining Seoul Securities, he was a Managing Director at BT Wolfensohn, an investment bank. He began his career in 1984 at the predecessor firm, James D. Wolfensohn Incorporated, where he worked closely with the Honorable James D. Wolfensohn, the former President of the World Bank, and the Honorable Paul A. Volcker, the former Chairman of the Federal Reserve. At BT Wolfensohn, he specialized in mergers and acquisitions advisory work. He was also involved in venture capital investments at James D. Wolfensohn Incorporated.

Mr. Kang shares growth-oriented investment philosophy with our Board of Directors and advisors. Although none of our officers or directors is currently, or has been, associated with other special purpose acquisition companies or other entities with business plans similar to ours, we believe the complementary perspectives and successful working history of our team provides us with an advantage in identifying target businesses where we believe we can unlock and create significant value over time. We will employ a pro-active acquisition strategy focused on companies that have demonstrated a potential for future growth or companies for which our management team believes we can be the catalyst to accelerating the target business’ growth. Our acquisition selection process will also leverage our team’s extensive network of industry, private equity and venture capital sponsor relationships as well as relationships with management teams of public and private companies, investment bankers, attorneys and accountants that we believe should provide us with significant business combination opportunities.

Established comprehensive deal-sourcing network.    We intend to maximize our potential target investments by proactively approaching our extensive network of contacts including private equity and venture capital sponsors, executives of public and private companies, merger and acquisition advisory firms, investment banks, capital markets desks, lenders and other financial intermediaries. We believe the prior investment experience and track record of our team will give us a competitive advantage when sourcing potential initial business combination opportunities.

Disciplined investment process.    We will employ a disciplined approach to identifying, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for an initial business combination. Our due diligence will include analyses to determine our view of the future performance of the target business in relation to its acquisition price. Specific areas we expect to consider, among others, include micro and macroeconomic trends and competitive forces that impact the business and the industry, historical and projected financial results, operational performance and a qualitative analysis of company management.

Value Enhancing Operational Expertise.    We will focus on identifying target businesses where we believe significant value can be created through the implementation of operational improvements. As investors, our team has historically focused on a small number of portfolio companies where they believed they could add substantial value in areas such as recruiting entrepreneurial management teams, aggressively investing in the introduction of new products and services and changing the portfolio company’s pricing and/or cost structure.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor’s warrants, our capital shares, debt or a combination of the foregoing as the consideration to be paid in our initial business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsor’s warrants are allocated to completing our initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsor’s warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, we cannot assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

We do not anticipate consummating a business combination with an entity that is affiliated with any of our officers, directors or founders and have not given any consideration towards entering into such a transaction. We also do not anticipate (i) entering into a business combination with a target business that is, or has been within the past five years, affiliated with any of our officers, directors, founders, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders or their affiliates acquire the remaining portion of such target business. However, we are not restricted from entering into any such transactions and may do so if (x) such transaction is approved by a majority of our disinterested independent directors and (y) we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated shareholders from a financial point of view. We expect that any such opinion would be included in our proxy soliciting materials furnished to our shareholders in connection with the business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will likely be addressed to our Board of Directors for their use in evaluating the transaction, we do not anticipate that our shareholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows shareholders to rely on their opinion will not be a factor in determining which firm to hire.

Prior to completion of a business combination, we will seek to have all vendors, service providers, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. In the event that a potential contracted party was to refuse to execute a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute a waiver, then Thomas Chan-Soo Kang and Kang & Company, Ltd. will be liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, but only if, and to the extent, that the claims would otherwise reduce the proceeds in the trust account payable to our public shareholders in the event of a liquidation. However, if a potential contracted party executes a valid and enforceable waiver, then neither Mr. Kang nor Kang & Company, Ltd. will have any liability as to any claimed amounts owed to a contracted party.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million or approximately $3.6 million if the over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. We may pay a finder’s fee to such unaffiliated sources, in our discretion, whether or not we solicited them to bring target businesses to our attention. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account.

Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will any of our existing officers, directors or shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by us or a target business prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is).

If we decide to enter into a business combination (i) with a target business that is, or has been within the past five years, affiliated with any of our officers, directors, founders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) where we acquire less than 100% of a target business and any of our officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business, we will do so only if (x) such transaction is approved by a majority of our disinterested independent directors and (y) we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we consider a business combination target. We also do not anticipate acquiring an entity with which our management has had acquisition or investment discussions through their other business activities. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination be with one or more target businesses and have a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	expected returns on investment relative to the aggregate consideration expected to be paid in a business combination;

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	stage of development of the business and its products or services;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry;

•	jurisdictions in which the business operates;

•	tax costs associated with a proposed business combination with the business and tax effects of operating in the jurisdictions in which the business operates; and

•	other costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, a review of tax and regulatory matters associated with a business combination with the target business, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business or businesses

The target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million, or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the initial business combination. We would acquire less than 100% of a business or businesses if the transaction was still beneficial to our shareholders notwithstanding the fact that we would not be acquiring the entire business or businesses. In no event, however, will we acquire less than a controlling interest in a target business (meaning more than 50% of the voting securities of the target business). We may seek to consummate a business combination with an target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we may need to obtain additional financing to consummate such a business combination and have not taken any steps to obtain any such financing.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million, or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, shareholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million, or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our shareholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will likely be addressed to our Board of Directors for their use in evaluating the transaction, we do not anticipate that our shareholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows shareholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our Board of Directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million, or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues and the need to close all of the transactions simultaneously. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $3.1 million, or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our current directors may remain associated in some capacity, whether as a director or otherwise, with us following a business combination, we cannot assure you that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 24 months if a letter of intent, memorandum of understanding, agreement in principle or definitive agreement has been executed within such 18-month period but as to which a combination is not yet complete, or 36 months if the extended period is approved).

In connection with seeking shareholder approval of our initial business combination, we will furnish our public shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, or Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for our initial business combination and the extended period, if any, all of our founders, including all of our officers and directors, have agreed to vote their founders’ ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders. Our founders have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of a business combination and the extended period, if any. Thus, additional purchases of ordinary shares by our existing shareholders, including our officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination and the extended period. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Another factor that would be taken into consideration would be that any such additional purchases would increase the likelihood that our initial business combination and the extended period would be approved. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 35% of the shares sold in this offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any shareholders who previously exercised their conversion rights in connection with the shareholder vote required to approve the extended period, if any.

In many jurisdictions, including the Caymans, the ROK and PRC, the business combination laws may require approval from a court or other regulatory body regardless of whether we have obtained shareholder approval.

Extension of time to complete a business combination to 36 months

We have a period of 18 months from the consummation of this offering within which to effect our initial business combination, with an additional six-month period (for a total of 24 months) if a letter of intent, memorandum of understanding, agreement in principle or definitive agreement has been executed within such 18-month period but as to which the combination is not yet complete. However, unlike other blank check companies, if we have entered into such letter of intent, memorandum of understanding, agreement in principle or definitive agreement within such 18-month period, we may, prior to the expiration of the 24-month period, call a special meeting of our shareholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by an additional 12 months to avoid being required to liquidate. If the extended date is approved by shareholders we would have a total of 36 months from the consummation of this offering to complete a business combination.

We believe that extending the date before which we must complete our business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in the ROK or PRC, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with Korean or Chinese GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex Korean or Chinese regulatory filings and approvals. If we enter into such agreement near the end of this 18-month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and Korean or PRC regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.

While such 24-month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our memorandum and articles of association, call a special meeting of our shareholders or raise the vote at an annual meeting for the purpose of extending by an additional 12 months the date before which we must complete our business combination.

If holders of 35% or more of the shares sold in this offering vote against the proposed extension to 36 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by our public shareholders who vote at the special meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our existing shareholders have agreed to vote their ordinary shares acquired prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders and have agreed to waive their conversion rights.

If the majority of votes cast by our public shareholders are voted at the special meeting called for the purpose of approving such extension vote in favor of such extension and holders of less than 35% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional 12 months in which to complete the initial business combination.

If the proposal for the extension to 36 months is approved, we will still be required to seek shareholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. We will consummate our initial business combination only if a majority of the ordinary share voted by the public shareholders are voted in favor of our initial business combination and public shareholders owning 35% or more of the shares sold in this offering, on a cumulative basis, including any shareholders who previously exercised their conversion rights in connection with the special meeting of shareholders called for the purpose of approving the extended period, if any, do not vote against the extended period or the initial business combination exercise their conversion rights, as described below.

Conversion rights

At the time we seek shareholder approval of any business combination or the extended period, we will offer each public shareholder the right to have their ordinary shares converted to cash if the shareholder votes against the business combination or the extended period and the business combination or extended period is approved and completed. Shareholders voting against (i) the extended period will only have the right to cause us to convert their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed.

Our founders will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, including any shares purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $1.7 million previously released to us to fund our working capital requirements (calculated as of the date of the special meeting of shareholders approving the extended period or two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.75, or $0.25 less than the per-unit offering price of $10.00 (or $9.73, or $0.27 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full).

An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period or the business combination and the extended period or business combination is approved and, in the case of a business combination, completed. Additionally, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require shareholders to deliver their certificate prior to the vote if we give shareholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate to us for conversion at the conversion price. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If a shareholder votes against the extended period or business combination but fails to properly exercise his, her or its conversion rights, the shareholder will not have his, her or its ordinary shares converted to his, her or its pro rata portion of the trust account. Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to the extended period or a proposed business combination. Furthermore, if a shareholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). Public shareholders who cause us to convert their ordinary shares into a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of the special meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own. Public shareholders who convert their stock into their pro rata portion of the trust account will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public shareholders owning 35% or more of the shares sold in this offering exercise their conversion rights on a cumulative basis (including any shares previously converted in connection with a vote, if any, on the extended period). We have set the conversion percentage at 35% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a majority of our public shareholders. The initial conversion price will be approximately $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full) per share. As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the ordinary shares on the date of conversion, there may be a disincentive on the part of public shareholders to exercise their conversion rights.

Liquidation if no business combination

If we do not enter into a letter of intent, memorandum of understanding, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if 35% or more of the shares sold in this offering that are voted vote against a proposed extension, if any, beyond 24 months to 36 months and elect to convert their shares into a pro rata share of the trust account or we do not receive shareholder approval for such extension and we are not be able to complete our initial business combination within such 24-month period, our memorandum and articles of association provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time if we have not consummated a business combination. Under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account would be liquidated within 10 days following the expiration of the 21-day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

If we are unable to complete a business combination within the required time periods, we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21-day period and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to the initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account or from interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements. If such funds are insufficient, Thomas Chan-Soo Kang and Kang & Company, Ltd. has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.75, or $0.25 less than the per-unit offering price of $10.00 (or $9.73, or $0.27 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Thomas Chan-Soo Kang and Kang & Company, Ltd. have agreed, pursuant to an agreement with us and the representative of the underwriters that, if we liquidate prior to the consummation of a business combination, they will be liable to pay debts and obligations to target businesses or vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only if such a vendor, service providers or prospective target business does not execute such a waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full) per share.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares for cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

If we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our plan of distribution and dissolution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Mr. Kang and Kang & Company, Ltd. have agreed to indemnify us for all claims of creditors in order to protect the amounts held in trust. However, if a potential contracted party executes such a waiver, then Mr. Kang and Kang & Company, Ltd. will have no personal liability as to any claimed amounts owed to a contracted party. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we are required to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors.

Additionally, in any liquidation proceedings of the company under Cayman Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. A liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$97.5 million, which includes the $2.125 million net proceeds from the sale of the sponsor’s warrants and approximately $3.1 million in deferred underwriting discounts and commissions, will be deposited into the trust account at maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $83.7 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$97.5 million, which includes the $2.125 million net proceeds from the sale of the sponsor’s warrants and approximately $3.1 million in deferred underwriting discounts and commissions, held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or insecurities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

	Interest on proceeds from trust account to be paid to public shareholders is reduced by (i) any amounts released to pay our tax obligations and (ii) up to $1.7 million, subject to adjustment, that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business

	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business

	Terms of Our Offering	Terms Under a Rule 419 Offering
	units will begin to trade separately on the 35th day after the date of this prospectus unless Citi informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K and issued a press release announcing when such separate trading will begin. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Citi has allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.	combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect and a prospectus relating thereto is current and available) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Shareholders will have the opportunity to vote on our initial business combination. Each shareholder will be sent a proxy statement containing information we believe is required by the SEC. A shareholder following the procedures described in the proxy statement is given the right to convert his, her or its shares into a pro rata portion of the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of any interest income previously released to us to pay our tax obligations and net of interest income of up to $1.7 million previously released to us to fund our working capital requirements (calculated as of two business days prior to the proposed consummation of the business combination). However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information required by the SEC would be sent to each investor in connection with a business combination. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 35th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Pursuant to our memorandum and articles of incorporation, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
extended period is approved, our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating.

Release of funds	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $1.7 million on the balance in the trust account released to us to fund our working capital requirements, the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us, which will give them a competitive advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek shareholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•

our obligation to convert into cash up to 35% of our ordinary shares held by our public shareholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of approximately $3.1 million, or approximately $3.6 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at Jongro Tower 18F, 6 Jongro 2-ga, Jongro-gu, Seoul, Republic of Korea. Our office in China is located at China Central Place, Office Tower 2, Suite 2202, No. 79 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China. The cost for the office space is included in the aggregate $10,000 per-month fee described above that Kang & Company, Ltd. will charge us for office space, utilities and administrative services commencing on the date of this prospectus. We believe, based on rents and fees for similar services in the ROK and the PRC, that the fee charged by Kang & Company, Ltd. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. Nevertheless, our executive officers will spent at least 10 hours per week in identifying a suitable business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on U.S. GAAP for such target business. We will provide these financial statements in the proxy solicitation materials sent to shareholders for the purpose of seeking shareholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Thomas Chan-Soo Kang	46	Chairman of the Board and Chief Executive Officer
Alex J. Kim	33	Chief Financial Officer
Sidney H. Rittenberg	41	Chief Operating Officer and Director
Dong-Soo Choe	52	Director
Bong-Hoon Han	55	Director

Thomas Chan-Soo Kang has served as our Chairman of the Board and Chief Executive Officer since our inception. Since September 2007, Mr. Kang has served as Chairman and Chief Executive Officer of Kang & Company, Ltd., a private-equity firm. From 1999 to August 2007, he was the Chief Executive Officer of Seoul Securities Company, Ltd., a full-service investment bank. From 1989 to 1999, he worked at BT Wolfensohn, an investment bank, including as a Managing Director from 1996 to 1999, and served with James D. Wolfensohn Incorporated, its predecessor company, from 1984 to 1986. Mr. Kang also worked at the Korea Development Institute as Visiting Researcher from 1986 to 1987. Mr. Kang is a member of the board of directors of SK Holdings (the holding company for the ROK’s largest petrochemical and telecommunications companies), the East Asia Institute (a think tank), the Seoul Financial Forum (an advocacy forum) and the National Strategy Institute (a think tank) and a board member of the Bloomberg Asia-Pacific Advisory Board. He serves as President of the Harvard Yard Club and Vice Chairman of the Harvard Club of the ROK. He received an A.B. from Harvard University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Alex J. Kim has served as our Chief Financial Officer since our inception. Since September 2007, Mr. Kim has served as Managing Director of Kang & Company, Ltd. From 2000 to 2007, Mr. Kim co-founded and served at Southern Sky Advertising, a leading billboard advertising company in the ROK, including as Chief Executive Officer from April 2003 to September 2007. From 1996 to 2000, Mr. Kim served at Goldman, Sachs & Co., an investment bank, in the Asian Special Situations Group in the Hong Kong office, focusing on distressed investments in Asia, including the ROK, Indonesia and Thailand. Prior to that, he served in the Financial Institutions Group in New York, also with Goldman Sachs, where he focused primarily on M&A advisory work for commercial banks and insurance companies. Mr. Kim received an A.B. (honors) from Harvard University.

Sidney H. Rittenberg has served as our Chief Operating Officer and a member of our Board of Directors since our inception. Since October 2007, Mr. Rittenberg has served as President of the China office of Kang & Company, Ltd. From November 2004 to August 2007, Mr. Rittenberg served as general manager, greater China of InFocus Corporation, a digital projection technology company. From February 2002 to October 2004, Mr. Rittenberg served as government and public affairs practice leader of Burson-Marsteller/China, a public relations firm. From September 1998 to January 2001, Mr. Rittenberg served as partner of Rittenberg Associates, Inc., a consulting firm for numerous Fortune 500 companies conducting business in China. Prior to that, Mr. Rittenberg was in the advertising business. Mr. Rittenberg attended San Francisco State University.

Dong-Soo Choe has served as a member of our Board of Directors since our inception. Since November 2004, Mr. Choe has been affiliated with the Kookmin Bank, the ROK’s largest bank, serving as Chief Credit Officer and Senior Vice President from November 2004 to February 2007 and Management Advisor since February 2007. From October 2003 to November 2004, Mr. Choe served as managing director of Samsung Securities, a Korean investment bank. From October 2002 to May 2003, Mr. Choe served as Chief Credit Officer and Senior Executive Vice President of Hana Bank, a leading Korean bank. From July 2000 to October 2002, Mr. Choe served as Chief Credit Officer and Senior Executive Vice President of Seoul Bank, a leading Korean bank. From July 1999 to July 2000, he was managing director of Seoul Securities. From October 1998 to July 1999, he served as team manager of the ROK Asset Management Corporation, a government-sponsored financial institution. Mr. Choe received a B.A. from Yonsei University in Seoul and an M.B.A. from Peter Drucker Management School at Claremont Colleges.

Bong-Hoon Han has served as a member of our Board of Directors since our inception. From September 2002 to December 2006, Mr. Han served as Chief Executive Officer and President of the Korea office for Accenture Ltd., a consulting firm. Prior to that, Mr. Han served as co-head of the Korean practice for Andersen Consulting, the predecessor firm to Accenture Ltd., from September 1997 to August 2002. He was a founding member of Andersen Consulting’s Seoul office in 1976 and has served as a leading management consultant in the ROK for over 20 years. Mr. Han was also a member of the Decentralization Committee of the ROK government which advised the President of the Republic of Korea. Mr. Han received a Bachelors degree in business administration from Seoul National University and a M.B.A. from Illinois State University.

Number and Terms of Office of Directors

Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Bong-Hoon Han, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Sidney H. Rittenberg and Dong-Soo Choe, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of                      and Thomas Chan-Soo Kang, will expire at the third annual meeting of shareholders.

Executive Officer and Director Compensation

Members of our management team have not received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Kang & Company, Ltd., an affiliate of Messrs. Kang, Kim and Rittenberg, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Kang & Company, Ltd. for our benefit and is not intended to provide any of our officers or directors or affiliates compensation in lieu of a salary. We believe that such fees are no less favorable than could have been obtained from an unaffiliated third party based on rents and fees for similar services in the ROK. No other officer or director has a relationship with or interest in Kang & Company, Ltd. Other than this $10,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any members of our management team, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has determined that each of Dong-Soo Choe, Bong-Hoon Han and              are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the Board of Directors, which will consist of Dong-Soo Choe, as chairman, Bong-Hoon Han and             , each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses; and

•

monitoring compliance with the terms of this offering on a quarterly basis and, if any noncompliance is identified, immediately taking all action necessary to rectify the noncompliance or otherwise cause compliance with the terms of this offering.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock

Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Dong-Soo Choe satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the Board of Directors, which will consist of Bong-Hoon Han, as chairman, and Dong-Soo Choe, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit his full time to our affairs. They will be free to allocate their time among their business activities and will devote only as much time as they deem necessary to our affairs. Accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented and as a result, if they present such an opportunity to another entity prior to us, we could be deprived of an appropriate target business to acquire if one of those entities accepts it.

•

Our officers and directors may in the future become affiliated with entities, including, among others, blank check companies, public companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools engaged in business activities similar to those intended to be conducted by our company.

•

Except under limited circumstances, the founders’ ordinary shares owned by our officers and directors will not be released from escrow until 180 days after the successful consummation of a business combination, and the sponsor’s warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founders’ ordinary shares. Furthermore, the purchaser of the sponsor’s warrants has agreed that such securities will not be sold or transferred by him (except under limited circumstances) until after we have completed a business combination. For the foregoing reasons, our Board of Directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any of our officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

The PRC Company Law has a general provision under Article 148 that directors have a duty of loyalty and duty of care to the company to act in compliance with laws, regulations, and the articles of association of the company. The PRC Company Law does not specify the standard of the duty of care, while the law lists certain activities that the directors shall not conduct, most of which are related to the duty of loyalty. For example, a director shall not abuse his powers to take any bribe or other illegal gains, or misappropriate properties or funds of the company; not seek business opportunities for himself or any other person by taking advantages of his powers, and not carry out, for his own or others, any businesses which are the same type as those of the company without prior consent of shareholders meeting; and not misuse any related party relationship to prejudice interests of the company. The law also contains the principle that a shareholder has the right to sue the director for compensation if a director violates the laws, regulations or the articles of association of the company and such violation results in the interests of the shareholder being damaged.

Under the Korean Commercial Code, directors of a Korean company have a fiduciary duty towards the company pursuant to which they must perform their duties in good faith and in the best interests of the company and in compliance with applicable laws and the company’s articles of incorporation. In this regard, directors are required to perform their duty of care as a fiduciary for the benefit of the company when dealing with company business. In addition, in the case of any conflicts of interest between the company and the directors, the directors should disclose such conflicts and abstain from voting on any agenda with respect to which they may be conflicted at meetings of the board of directors. Also, no director shall, without the approval of the board of directors, effectuate for his or her own account, or for the account of a third party, any transaction that may fall within the business scope of the company or become a director of another corporate entity whose business purposes are the same as those of the company.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the criteria set forth above to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the criteria set forth below. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Additionally, our executive officers may undertake a wide range of financial advisory, investment banking, asset management and other activities for a wide variety of clients, including institutions, companies and individuals. Furthermore, the contractual and fiduciary obligations of our officers and directors to Kang & Company, Ltd. will require them to assist Kang & Company, Ltd. in the event a client of Kang & Company seeks its assistance with the consummation of an acquisition of any business combination opportunity identified by the client. Accordingly, there may be situations in which they have an obligation that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations due to these activities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Kang & Company, Ltd., our officers and directors has agreed, until the earlier of a business combination, our liquidation or, with respect to our independent directors, until such time as he or she ceases to be a director, to present to our company for our consideration, prior to presentation to any other entity, any suitable opportunity to acquire an operating business.

To further minimize potential conflicts of interest, we have agreed not to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founders, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business, unless, in either case, (x) such transaction is approved by a majority of our disinterested independent directors and (y) we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our founders or members of our management team or our or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation from us or a target business prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

In connection with the vote required for any business combination, all of the founders, as well as all of our officers and directors, have agreed to vote the founders’ ordinary shares in accordance with the vote of the majority of shares voted by public shareholders at the shareholders meeting called for the purpose of approving our initial business combination and to vote any ordinary shares acquired in the offering or in the after market in favor of the business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders’ ordinary shares.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary shares
Thomas Chan-Soo Kang	2,835,000	(3)	98.6%	2,460,000	(4)	19.7%
Alex J. Kim	0	(5)	0%	0	(5)	0%
Sidney H. Rittenberg(6)	0	(5)	0%	0	(5)	0%
Dong-Soo Choe(7)	20,000		*	20,000		*
Bong-Hoon Han(8)	20,000		*	20,000		*
Kang & Company, Ltd.	1,417,500		49.3%	1,230,000		9.8%
All directors and executive officers as a group (five individuals)	2,875,000		100.0%	2,500,000	(4)	20.0%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals or entities is Jongro Tower 18F, 6 Jongro 2-ga, Jongro-gu, Seoul, Republic of Korea.

(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 375,000 ordinary shares held by Mr. Kang and Kang & Company, Ltd.

(3)	Includes 1,417,500 ordinary shares held by Kang & Company, Ltd. which Mr. Kang controls. Mr. Kang disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest in such shares.

(4)	Does not include 2,125,000 ordinary shares issuable upon exercise of warrants held by Mr. Kang, none of which are exercisable and will not be exercisable within 60 days.

(5)	Does not include any shares held by Kang & Company, Ltd. of which such individual is an employee.

(6)	The business address of Mr. Rittenberg is China Central Place, Office Tower 2, Suite 2202, No. 79 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China.

(7)	The business address of Mr. Choe is Daewoo Securities Building 7th Floor, 34-3 Yoido-dong, Youngdeungpo-gu, Seoul, Republic of Korea.

(8)	The address of Mr. Han is 504 Baekhyun-dong, Bundang-gu, Sungnam-si, Kyunggi-do, Republic of Korea.

Immediately after this offering, our founders will beneficially own approximately 20% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If and to the extent that the underwriters do not exercise all or a portion of the over-allotment option, our founders will be required to forfeit up to an aggregate of 375,000 ordinary shares. Our founders will be required to forfeit only a number of units necessary to maintain their collective 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option but without giving effect to any purchase of units by our founders in this offering.

All of the founders’ ordinary shares will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until 180 days after the consummation of our initial business combination. A portion of the securities will be released from escrow earlier than as described above if and to the extent the underwriters’ over-allotment option is not exercised in full in order to maintain a collective 20% ownership interest by the founders. The founders’ ordinary shares may be released from escrow earlier than as described above if, within 180 days after we consummate a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

These transfer restrictions may not be amended without the prior consent of Citigroup Global Markets Inc. Citigroup has informed us that it currently has no intention of waiving these transfer restrictions.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers, directors and employees and persons affiliated with our founders or (vi) by private sales with respect to up to 33% of the founders’ units made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased (approximately $0.01 per share), in each case where the transferee agrees to the terms of the escrow agreement. The founders and their permitted transferees will retain all other rights as shareholders with respect to the founders’ ordinary shares, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared, but excluding conversion rights. Any dividends declared and payable in ordinary shares will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our founders (or any transferees) will receive any portion of the liquidation proceeds with respect to the founders’ ordinary shares.

In connection with the vote required for our initial business combination, the founders have agreed to vote the founders’ ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders. The founders have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination. Therefore, if they acquire shares in or after this offering, they must vote such shares in favor of the proposed business combination and have, as a result, waived the right to exercise conversion rights for those shares in the event that our initial business combination is approved by a majority of our public shareholders.

Thomas Chan-Soo Kang has entered into an agreement with us to purchase an aggregate of 2,125,000 sponsor’s warrants at a price of $1.00 per warrant ($2.125 million in the aggregate). Mr. Kang is obligated to purchase the sponsor’s warrants from us with his own funds simultaneously with the consummation of this offering. The purchase price of the sponsor’s warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $2.125 million purchase price of the sponsor’s warrants will become part of the liquidating distribution to our public shareholders and the sponsor’s warrants will expire worthless. The sponsor’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by Mr. Kang (except (i) to its beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and employees and persons affiliated with our founders, providing the transferee agrees to be bound by the transfer restrictions) until we complete our initial business combination. Additionally, they will be exercisable by Mr. Kang or his permitted transferees on a cashless basis and will not be redeemable so long as such warrants are held by Mr. Kang or his permitted transferees.

Thomas Chan-Soo Kang and Kang & Company, Ltd. are our “promoters” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 6, 2007, we issued 2,875,000 ordinary shares to the individuals set forth below for an aggregate of $25,000 in cash, at a purchase price of approximately $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
Thomas Chan-Soo Kang	1,437,500	Chairman of the Board and Chief Executive Officer
Kang & Company, Ltd.	1,437,500	Shareholder

Thomas Chan-Soon Kang and Kang & Company, Ltd. thereafter transferred 20,000 shares, or an aggregate of 40,000 shares, to each of Dong-Soo Choe and Bong-Hoon Han.

If and to the extent that the underwriters determine not to exercise their over-allotment option in full, our founders have agreed to forfeit to us up to an aggregate of 375,000 shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 375,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the the size of the offering is increased or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering without a corresponding increase in the number of sponsor’s warrants being purchased, the per share amount deposited in trust and the initial per-share redemption or liquidation price could decrease by as much as $0.04.

The holders of the majority of the founders’ ordinary shares will be entitled to demand that we register the resale of these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of the founders’ ordinary shares may elect to exercise these registration rights at any time commencing 90 days prior to the date such shares are released from escrow. In addition, these shareholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Thomas Chan-Soo Kang has committed, pursuant to a written subscription agreement dated as of             , 2007 with us and Citigroup Global Markets Inc., to purchase the 2,125,000 sponsor’s warrants (for a total purchase price of $2.125 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the sponsor’s warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of sponsor’s warrants, at least 24 hours prior to the date of this prospectus until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The sponsor’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by Mr. Kang (except (i) to its beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and employees and persons affiliated with our founders, providing the transferee agrees to be bound by the transfer restrictions) until after we complete a business combination. Additionally, the sponsor’s warrants will be exercisable for cash or on a cashless basis and will not be redeemable by us so long as such warrants are held by Mr. Kang or his permitted transferees. The holders of the majority of these sponsor’s warrants (or underlying shares) will be entitled to demand that we register the resale of these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time commencing 90 days after we consummate our initial business combination. In addition, these holders will have certain “piggyback” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Kang & Company, Ltd., an affiliate of Messrs. Kang, Kim and Rittenberg, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Kang & Company, Ltd. an aggregate of $10,000 per month for these services. As a result, they will benefit from the transaction to the extent of their interests in Kang & Company, Ltd. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Kang, Kim or Rittenberg compensation in lieu of a salary. We believe, based on rents and fees for similar services in the ROK that the fee charged by Kang & Company, Ltd. is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Thomas Chan-Soo Kang has loaned to us an aggregate of $100,000 to cover expenses related to this offering. The loan will be payable without interest on the earlier of December 12, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in the trust account.

We will reimburse our management team for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the $50,000 of available proceeds not deposited in the trust account and interest income of up to $1.7 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all payments made to our officers, directors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our management team, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our founders, officers or directors or to any of their respective affiliates, prior to or with respect to the business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any member of our management team or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To further minimize potential conflicts of interest, we have agreed not to (i) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, founders or their affiliates including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (ii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, founders or their affiliates acquire the remaining portion of such target business, unless, in either case, (x) such transaction is approved by a majority of our disinterested independent directors and (y) we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated shareholders from a financial point of view.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

Our authorized capital shares consist of 30,000,000 ordinary shares, $0.0001 par value, and 1,000,000 undesignated preferred shares, $0.0001 par value. As of the date of this prospectus, 2,875,000 ordinary shares are outstanding, held by five shareholders of record. No preferred shares are currently outstanding. The following description summarizes the material terms of our capital shares. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our memorandum and articles of association and the form of warrant agreement which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Companies Law.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Citigroup Global Markets Inc. has allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Ordinary shares

As of the date of this prospectus, there are 2,875,000 ordinary shares outstanding held by five shareholders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option), 12,500,000 ordinary shares will be outstanding. Holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action, except with respect to amendments to our memorandum and articles of association that alter or change the powers, preferences, rights or other terms of any outstanding preferred shares if the holders of such affected series of preferred shares are entitled to vote on such an amendment. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the public shareholders will be entitled to receive a pro rata portion of all assets remaining available for distribution to shareholders after payment of all liabilities.

Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination and the extended period, if any, our founders have agreed to vote the founders’ ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders. Furthermore, our founders have agreed that they will vote any ordinary shares acquired in or after this offering in favor of a proposed business combination and the extended period, if any. As a result, our founders will not be able to exercise the conversion rights with respect to shares acquired by them before, in or after this offering. In connection with the vote required for our initial business combination and the extended period, if any, a majority of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum. If any other matters are voted on by our shareholders at an annual or special meeting, our founders, officers and directors may vote all their shares, whenever acquired, as they see fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with our initial business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 35% of the shares sold in this offering both vote against the business combination, or the extended period, if any, and exercise their conversion rights, or a cumulative basis, as discussed below. Voting against the business combination, or the extended period, if any, alone will not result in conversion of a shareholder’s shares into a pro rata portion of the trust account. A shareholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to a business combination, our public shareholders are entitled to a pro rata portion of the trust account, inclusive of the deferred underwriting discounts and commissions and any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining outside of the trust account available for distribution to them. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest to the public shareholders. Our founders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the founders’ ordinary shares. Our founders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any ordinary shares acquired in connection with or following this offering.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares converted to cash equal to their pro rata portion of the trust account plus any interest earned thereon then held in the trust account, if they vote against the business combination and the business combination is approved and completed. Public shareholders who convert their ordinary shares into their pro rata portion of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there is currently none.

Preferred shares

Our memorandum and articles of association provides that preferred shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have antitakeover effects. The ability of our Board of Directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our memorandum and articles of association prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on our initial business combination or the extended period, if any. We may issue some or all of the preferred shares to effect a business combination. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each public shareholder’s warrant entitles the registered holder to purchase one share of our ordinary shares at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current and a prospectus relating to such ordinary shares is current and available. The sponsor’s warrants are subject to the same one year waiting period as the public shareholders’ warrants so that they cannot be exercised prior to the time public shareholders may exercise their warrants. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a prospectus relating to such ordinary shares is current and available, we may call the outstanding warrants (except as described below with respect to the sponsor’s warrants) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and

•

if, and only if, the reported last sale price of the ordinary shares equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement and prospectus covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the “fair market value” (defined below) and the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of ordinary shares issuable on exercise of the warrants will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised if the warrants are not exercised on a cashless basis. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the ordinary shares included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up or down the number of ordinary shares to be issued to the warrant holder to the nearest whole number of shares.

Sponsor’s Warrants

The sponsor’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchaser (except in certain limited circumstances, providing the transferee agrees to be bound by the transfer restrictions) until after we complete a business combination. Additionally, the sponsor’s warrants will be exercisable by Mr. Kang or his permitted transferees for cash or on a cashless basis (using the same formula as described above) and will not be redeemable so long as such warrants are held by the purchaser or its permitted transferees. In addition, commencing 90 days after the consummation of our initial business combination, the sponsor’s warrants and the underlying ordinary shares are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Our warrant agreement provides that the sponsor’s warrants may not be exercised unless we have an effective registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Broadway, New York, New York 10004.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    Cayman Islands law does not provide for mergers as that expression is generally understood under the corporate laws of the various states of the United States. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. We may also effect a business combination with a subsidiary organized in a jurisdiction outside of the Cayman Islands that has a legal framework that is less burdensome than the Cayman statutory provisions. However, in the event that a business combination was sought pursuant to these statutory provisions (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of civil liabilities.    The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Selling Restriction

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

Memorandum and Articles of Association

Our memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;

•	a prohibition against completing a business combination if 35% or more of our shareholders properly exercise their redemption rights in lieu of approving a business combination;

•

the right of shareholders voting against a business combination (up to approximately 34.99%) to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•

a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by the applicable 18-, 24- or 36-month timeframe described elsewhere in this prospectus;

•

a prohibition prior to our initial business combination from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination for the extended period;

•

a limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon winding up and dissolution of our company or upon the exercise of their conversion rights; and

•	the bifurcation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

We have agreed not to amend any of the foregoing provisions prior to the consummation of a business combination. Pursuant to the underwriting agreement, we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law (2003) of the Cayman Islands. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 12,500,000 ordinary shares outstanding. Of these shares, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares or warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares or warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

The sponsor’s ordinary shares, sponsor’s warrants and any shares of common stock issued upon exercise of the sponsor’s warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our initial stockholders. Those lockup provisions provide that such securities are not transferable or salable until 180 days after the completion of our initial business combination, subject to certain exceptions described in this prospectus.

Rule 144

The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding, which will equal 125,000 shares immediately after this offering (or 143,750 if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

The SEC has adopted amendments to Rule 144 which shorten the holding period described above from one year to six months. In addition, these amendments provide that sales made after such holding period need not comply with the volume limitation, manner of sale or notice provisions described above, provided that a person making such sale is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. Such sales must comply with the public information provision of Rule 144 (until our common stock has been held for one year). These amendments will become effective on February 15, 2008.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As discussed above, the SEC has adopted amendments to Rule 144 which will, upon their effectiveness, permit non-affiliates to sell restricted shares without complying with the volume or manner of sale restrictions after six months.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our founders will be able to sell the founders’ ordinary shares and sponsor’s warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

The holders of the founders’ ordinary shares, as well as the holders of the sponsor’s warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that register such securities. The holders of a majority of the founders’ ordinary shares may elect to exercise these registration rights at any time commencing the date the shares are released from escrow. Additionally, the holders of a majority of the sponsor’s warrants (or underlying securities) can elect to exercise these registration rights at any time beginning 90 days after we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol “        .U” and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the American Stock Exchange under the symbols “            ” and “        .WS,” respectively.

TAXATION

Cayman Islands Tax Considerations

The Government of the Cayman Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

Korean Tax Considerations

The information provided below does not purport to be a complete summary of Korean tax law and practice currently applicable. Prospective investors who are in any doubt as to their tax position should consult with their own tax advisors.

Under the CITL, as amended on December 31, 2005, a foreign corporation having a “place of effective management” in the ROK will be treated as a Korean company for the purposes of Korean corporate income tax. However, it is not clear under which circumstances a foreign company would be deemed to have a “place of effective management” in the ROK since the CITL does not clearly define this nor is there any court precedent to date.

If we are deemed to have a “place of effective management” in the ROK and thereby treated as a Korean company under the CITL, the tax implications will be as follows: When a foreign corporate shareholder that does not have permanent establishment receives dividends from the Korean operating company, such dividends will be subject to Korean withholding tax at the rate of 27.5% or a reduced rate if there is an applicable tax treaty. However, in the case of a U.S. corporate shareholder, it is not entirely clear whether dividends received from us will be subject to the ROK-U.S. Tax Treaty whereby the dividends will be taxed at reduced rates of 11% or 16.5%. If a foreign corporate shareholder that does not have permanent establishment sells its ordinary shares of the Company, any capital gains from such transfer would be subject to Korean withholding tax at the lesser of 11% of sale proceeds or 27.5% of capital gains, unless exempt under an applicable tax treaty or the Special Tax Treatment Control Law (“STTCL”). Under the STTCL, if the shares of a Korean company are listed on a qualified foreign securities market which is similar in functionality as the Korean Stock Market or the KOSDAQ Market of the Korea Exchange, any capital gains earned from such transfer through such securities market by a non-resident individual or foreign corporation shareholder will be exempt from Korean withholding tax.

Even if we are deemed to have a “place of effective management” in the ROK under the CITL, non-resident individuals will not be subject to Korean income taxes on its dividends and capital gains from our ordinary shares under the Personal Income Tax Law (“PITL”). Therefore, non-resident individual shareholders will not likely have similar Korean tax implications with regards to dividends and capital gains as those of foreign corporate shareholders as discussed above. However, the PITL may be amended in the near future to address the current inconsistency in the definition of a Korean company between the CITL and the PITL and, in such case, non-resident individual shareholders will have similar tax implications as discussed above for foreign corporate shareholders.

United States Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, ordinary shares and warrants, which we refer to collectively as our securities, issued pursuant to this offering. The discussion below of the material U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not such a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, it will be considered a “Non-U.S. Holder.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our securities. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our units upon their original issuance pursuant to this offering. In particular, this discussion considers only holders that will own our securities as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	banks, financial institutions and “financial services entities”;

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;

•	governments, agencies and instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	S corporations;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 10 percent or more of our voting stock;

•

persons that acquire, hold, or dispose of our securities as part of a straddle, constructive sale, wash sale (except to the limited extent described below), hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as U.S. federal gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATY.

Characterization of the Units and Allocation of Purchase Price between Ordinary Shares and Warrants

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and a warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for a unit between the ordinary share and the warrant included in that unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the ordinary share and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. While uncertain, it is possible that the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to its timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and warrant that comprise the unit is different than our allocation.

Any purchase price allocation by a holder of a unit or by us is not binding on the IRS or the courts. For that reason, and because of the absence of authority addressing the federal income tax treatment of the units, each holder is urged to consult its own tax advisor regarding the U.S. federal income tax consequences of an investment in a unit (including alternative characterizations of a unit) and regarding the risks associated with an allocation of the purchase price between the ordinary share and the warrant that comprise a unit that is inconsistent with our allocation or the holder’s allocation of the purchase price. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units described above is accepted for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on our ordinary shares. A distribution on our ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). We have not yet determined whether we will maintain calculations of our earnings and profits under U.S. federal income tax principles, and, therefore, whether we will provide information to U.S. Holders necessary to make such determinations with respect to distributions on our ordinary shares. Dividends we pay will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations and generally will constitute foreign source passive income for foreign tax credit purposes. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares” below.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends paid on our ordinary shares may be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, (3) certain holding period requirements are met, and (4) the U.S. Holder refrains from making certain elections. It is not entirely clear whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that the U.S. Holder had a right to have its ordinary shares redeemed by us. Our ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the American Stock Exchange. Accordingly, it is possible that any dividends paid on our ordinary shares would qualify for the lower rate, but there can be no assurance that dividends paid on our ordinary shares will so qualify. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid on our ordinary shares.

Dividends paid to a U.S. Holder on our ordinary shares in non-U.S. currency generally will be includible in the income of the U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate on the date the distribution is included in income. A U.S. Holder that receives a non-U.S. currency distribution will have a tax basis in the non-U.S. currency so received equal to the U.S. dollar value of such non-U.S. currency on the date the distribution is included in income. A U.S. Holder that receives a non-U.S. currency distribution and converts the non-U.S. currency into U.S. dollars on the date the distribution is included in income generally will recognize no foreign currency gain or loss from the conversion. If the U.S. Holder converts the non-U.S. currency to U.S. dollars on a date subsequent to such date, such U.S. Holder may have foreign currency gain or loss from the conversion, based on any appreciation or depreciation in the value of the non-U.S. currency against the U.S. dollar from the date of inclusion to the date of conversion. Any such foreign currency gain or loss will generally be U.S. source ordinary income or loss for federal income tax purposes.

U.S. Holders will have the option of claiming the amount of any non-U.S. income taxes withheld from dividend distributions to them either as a deduction from gross income or as a dollar-for-dollar credit against their U.S. federal income tax liability subject to any applicable limitations and restrictions. Individual U.S. Holders who do not claim itemized deductions, but instead utilize the standard deduction, may not claim a deduction for the amount of the non-U.S. income taxes withheld, but such amount may be claimed as a credit against the individual’s U.S. federal income tax liability subject to any applicable limitations and restrictions. The amount of foreign income taxes that may be claimed as a credit in any year is subject to complex limitations and restrictions, which must be determined on an individual basis by each U.S. Holder. These limitations include, among others, rules which effectively limit foreign tax credits allowable with respect to specific categories of foreign source income to the U.S. federal income taxes otherwise payable with respect to each such category of foreign source income. The total amount of allowable foreign tax credits in any year also cannot exceed the regular U.S. tax liability for the year, and there are limitations on the carryback and carryover of unused foreign tax credits. As noted above, our dividends will generally be foreign source passive income for U.S. foreign tax credit purposes. A U.S. Holder will generally be denied a foreign tax credit with respect to non-U.S. income tax withheld from dividends received on our ordinary shares to the extent such U.S. Holder has held the ordinary shares for 15 days or less during the 31-day period beginning 15 days before the ex-dividend date or to the extent such U.S. Holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. Holder has substantially diminished its risk of loss on the ordinary shares are not counted toward meeting the holding period required by the statute.

Possible Constructive Dividends

If an adjustment is made to the number of ordinary shares for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. Holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. Holders of our ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our ordinary shares (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the ordinary shares may suspend the running of the applicable holding period for this purpose. In general, a U.S. Holder will recognize gain or loss upon the taxable disposition of ordinary shares in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in the disposition (or, if the ordinary shares are disposed of through the disposition of units, the portion of the amount realized on the disposition that is allocated to the ordinary shares based upon the then fair market values of the ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares generally will equal the U.S. Holder’s acquisition cost (that is, as discussed under “Characterization of the Units and Allocation of Purchase Price between Ordinary Shares and Warrants” above, the portion of the purchase price of units allocated to those ordinary shares) less any prior return of capital distributions made with respect to those ordinary shares. Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. Holder of our ordinary shares (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Ordinary Shares

If a U.S. Holder’s redemption of any of our ordinary shares pursuant to the exercise of a conversion right qualifies as a sale of ordinary shares by the U.S. Holder for federal income tax purposes, the U.S. Holder will be treated as described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares” above. If that redemption does not qualify as a sale of ordinary shares for federal income tax purposes, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of, among other things, owning warrants). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a corporate distribution) if the receipt of cash upon the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only shares of stock actually owned by the U.S. Holder, but also shares of stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the ordinary shares issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of our stock actually and constructively owned by the U.S. Holder is redeemed or (2) all of our stock actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the ordinary shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares”, above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in his remaining shares of our stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares of our stock constructively owned by the U.S. Holder.

Persons who actually or constructively own 5 percent (or, if our stock held by those persons is not then publicly traded, 1 percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such persons should consult with their own tax advisors in that regard. A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

Exercise of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of warrants for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrants (that is, as discussed under “Characterization of the Units and Allocation of Purchase Price between Ordinary Shares and Warrants” above, the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant), increased by the amount paid to exercise the warrants. The holding period of such ordinary shares generally would begin on the day after the date of exercise (or possibly on the date of exercise) of the warrants.

Under certain circumstances, we may require warrant holders that wish to exercise warrants to do so on a cashless basis. The tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise of warrants may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received upon the cashless exercise of warrants would equal the U.S. Holder’s aggregate tax basis in the warrants surrendered in connection with the cashless exercise. If the cashless exercise of warrants were treated as not being a gain realization event, a U.S. Holder’s holding period in the ordinary shares received in the cashless exercise would be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrants. If the cashless exercise of warrants were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise of warrants could be treated as a taxable exchange in which gain or loss would be recognized for U.S. federal income tax purposes. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants having a fair market value equal to the exercise price for the number of warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the warrants deemed surrendered, which gain or loss would be treated as described below under “U.S. Holders — Sale, Taxable Exchange, Redemption or Expiration of a Warrant”. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed exercised. A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Subject to the PFIC rules discussed below, upon a sale, taxable exchange (but not exercise), or redemption of a warrant, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is disposed of through the disposition of a unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the ordinary share included in the unit) and (ii) the U.S. Holder’s tax basis in the warrant (that is, as discussed under “Characterization of the Units and Allocation of Purchase Price between Ordinary Shares and Warrants” above, the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant). Upon expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to the U.S. Holder’s tax basis in the warrant. Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. Holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to various limitations, as is the deduction for losses upon a taxable disposition by a U.S. Holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Passive Foreign Investment Company Rules

A foreign corporation will be a PFIC if at least 75 percent of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25 percent of the stock by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50 percent of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25 percent of the stock by value, are held for the production of, or produce, passive income.

Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive income also includes the excess of gains over losses from some commodities transactions. Net gains from commodities transactions will not be included in the definition of passive income if they are active business gains or losses from the sale of commodities, but only if substantially all of a corporation’s commodities are stock in trade or inventory, depreciable or real property used in trade or business, or supplies used in the ordinary course of the trade or business of a corporation. Net gains from commodities transactions will also not be included in the definition of passive income if they arise out of commodity hedging transactions entered into in the ordinary course of a corporation’s trade or business.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception contained in the PFIC rules, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets and the passive income and assets of the acquired business, which would likely be a predecessor corporation for purposes of the start-up exception. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of that taxable year, and is determined annually. Accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares or warrants, and the U.S. Holder does not make a timely “qualified electing fund” (“QEF”) election for the first taxable year of its holding period for our ordinary shares or a mark-to-market election, as described below, such U.S. Holder will be subject to special rules with respect to:

•

any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares or warrants (including, in the case of warrants, any gain recognized by reason of a cashless exercise); and

•

any excess distribution made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125 percent of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if we are a PFIC, a U.S. Holder who acquires our ordinary shares or warrants from a deceased U.S. Holder may be denied the step-up of U.S. federal income tax basis in such shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such shares or warrants equal to the deceased U.S. Holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of units in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A subsequent distribution of earnings and profits that were previously included in income by reason of a QEF election will not be taxable again as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends under the foregoing rules. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. If the PFIC deferred tax and interest charge rules do not apply to a U.S. Holder’s ordinary shares (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election, described below), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant in a manner that does not result in the recognition of gain), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises warrants properly makes a QEF election with respect to the ordinary shares acquired upon exercise (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the ordinary shares so acquired, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The application of the PFIC and QEF rules to our warrants and to ordinary shares acquired upon exercise of our warrants is subject to significant uncertainties. Accordingly, each U.S. Holder should consult with its tax advisor concerning the potential PFIC consequences of holding our warrants or of holding ordinary shares acquired through the exercise of our warrants.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

To comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes the purging election described above and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election, the U.S. Holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be listed on the American Stock Exchange, our shares may qualify as marketable stock for purposes of the election. However, there can be no assurance that our ordinary shares will be or remain marketable stock for purposes of the PFIC rules. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders of our ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. A QEF election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC. If we are a PFIC and a U.S. Holder of our ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. Holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. Holder disposes of all or part of its ordinary shares. We have not determined whether we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make a QEF election with respect to the lower-tier PFIC. A mark-to-market election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC, and a U.S. Holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. Holders of our ordinary shares who make such a mark-to-market election with respect to our ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC, the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. Holder made a mark-to-market election under the PFIC rules in respect of our ordinary shares and made a QEF election in respect of a lower-tier PFIC, that U.S. Holder could be subject to current taxation in respect of income from the lower-tier PFIC, the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. Holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to their acquisition, ownership and disposition of our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends on our ordinary shares paid to a Non-U.S. Holder generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the Non-U.S. Holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our ordinary shares or warrants (including any gain recognized by reason of a cashless exercise of warrants — see “U.S. Holders — Exercise of a Warrant”, above) unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that the Non-U.S. Holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met.

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30 percent rate or a lower applicable tax treaty rate. If the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year as described in the preceding paragraph, the Non-U.S. Holder generally will be subject to tax at a 30 percent rate or a lower applicable tax treaty rate on the amount by which the Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the ordinary shares or warrants.

The characterization for U.S. federal income tax purposes of a Non-U.S. Holder’s redemption of our ordinary shares pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. Holder, as described under “U.S. Holders —Redemption of Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above with respect to the federal income taxation of dividends and gains, as applicable.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28 percent, generally will apply to such distributions made on our ordinary shares to a non-corporate U.S. Holder and the proceeds from such sales and other dispositions of shares or warrants by a non-corporate U.S. Holder who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
EarlyBirdCapital, Inc.

Total	10,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $             per unit. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our ordinary shares. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, our founders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ ordinary shares until 180 days after the date we complete our initial business combination, and the purchaser of the sponsor’s warrants has agreed, subject to certain exceptions, not to sell or otherwise transfer any of the sponsor’s warrants until we complete our initial business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, currently prevailing market conditions in equity securities markets, and current market valuations of publicly traded companies considered comparable to us. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

We anticipate that the units will be listed on the American Stock Exchange under the symbol “            .U” and, once the ordinary shares and warrants begin separate trading, our ordinary shares and warrants will be listed on the American Stock Exchange under the symbols “            ” and “            .WS,” respectively. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Sections 101(c) and 101(d) of the AMEX Company Guide, which only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange following our initial business combination as we might not meet certain continued listing standards such as income from continuing operations.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by North Asia Investment Corporation
	No Exercise	Full Exercise
Per unit	$0.70	$0.70
Total	$7,000,000	$8,050,000

The amounts paid by us in the table above include approximately $3.1 million in deferred underwriting discounts and commissions (or approximately $3.6 million if the over-allotment option is exercised in full), an amount equal to 3.125% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriters’ discounts and commissions, together with any accrued interest thereon and net of income taxes payable on such interest, to the public shareholders on a pro rata basis.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The “restricted period” under Regulation M will end upon the completion of this distribution. Under Regulation M, the restricted period will terminate when all of the securities have been distributed and any stabilization arrangements have been terminated. Further, if an underwriter were to exercise its over-allotment option to purchase securities in excess of its syndicate short position at the time the over-allotment option is exercised, the restricted period could be extended. In such event, the restricted period would not end until the excess securities were distributed by the underwriter or placed in its investment account. However, the underwriters have agreed that they may only exercise their over-allotment option to cover their actual short position, if any.

We estimate that our portion of the total expenses of this offering payable by us will be $650,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Certain legal matters as to Korean and Chinese law will be passed upon for us by Kim & Chang and Jun He Law Offices. In connection with this offering, Bingham McCutchen LLP, New York, New York, and Shin & Kim, Seoul, Korea, are acting as counsel to the underwriters.

EXPERTS

The financial statements of North Asia Investment Corporation at December 15, 2007 and for the period from December 6, 2007 (date of incorporation) through December 15, 2007 included in this Prospectus and Registration Statement have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

North Asia Investment Corporation

We have audited the accompanying balance sheet of North Asia Investment Corporation (a corporation in the development stage) (the “Company”) as of December 15, 2007, and the related statements of operations, shareholders’ equity, and cash flows for the period from December 6, 2007 (date of incorporation) to December 15, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the North Asia Investment Corporation (a corporation in the development stage) as of December 15, 2007, and the results of its operations and its cash flows for the period from December 6, 2007 (date of incorporation) to December 15, 2007, in conformity with accounting principles generally accepted in the United States of America.

Roseland, New Jersey

December 28, 2007

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

BALANCE SHEET

December 15, 2007
ASSETS
Current assets, cash	$124,986

Other assets, deferred offering costs	268,162

Total assets	$393,148

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$4,220
Accrued offering costs	245,662
Due to shareholder	22,500
Note payable, shareholder	100,000

Total current liabilities	372,382

Commitments

Shareholders’ equity
Ordinary shares, $.0001 par value, authorized 500,000,000; 2,875,000 shares issued and outstanding	288
Additional paid-in capital	24,712

Deficit accumulated during the development stage	(4,234)

Total shareholders’ equity	20,766

Total liabilities and shareholders’ equity	$393,148

The accompanying notes are an integral part of these financial statements

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from December 6, 2007 (date of incorporation) to December 15, 2007

Revenues	$—
Formation and operating costs	(4,234)

Net loss applicable to common shareholders	$(4,234)

Weighted average number of ordinary shares outstanding, basic and diluted	1,725,000

Net loss per ordinary shares, basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

STATEMENT OF SHAREHOLDERS’ EQUITY

For the period from December 6, 2007 (date of incorporation) to December 15, 2007

	Ordinary shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
Ordinary shares issued on December 10, 2007	2,875,000	$288	$24,712	$—	$25,000
Net loss for the period				(4,234)	(4,234)

Balances, at December 15, 2007	2,875,000	$288	$24,712	$(4,234)	$20,766

The accompanying notes are an integral part of these financial statements

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from December 6, 2007 (date of incorporation) to December 15, 2007

Cash flows from operating activities
Net loss	$(4,234)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating liability:
Accrued expenses	4,220

Net cash used in operating activities	(14)

Cash flows from financing activities
Proceeds from note payable, shareholder	100,000
Proceeds from issuance of ordinary shares to initial shareholders	25,000

Net cash provided by financing activities	125,000

Net increase in cash	124,986
Cash, beginning of period	—

Cash, end of period	$124,986

Supplemental schedule of non-cash financing activities:
Accrual of offering costs	$245,662

Due to shareholder	$22,500

The accompanying notes are an integral part of these financial statements

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

North Asia Investment Corporation (a corporation in the development stage) (the “Company”) was incorporated in the Cayman Islands on December 6, 2007. The Company was formed to acquire, or acquire control of, one or more operating businesses through a merger, stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. All activity from the period December 6, 2007 (date of incorporation) through December 15, 2007 was related to the Company’s formation and capital raising activities. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed public offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition, or acquisition of control, of) one or more operating businesses (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least 97.5% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) including a portion of the underwriting deferred discounts and commissions payable to the underwriters in this offering and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in a money market fund registered under the Investment Company Act of 1940 that holds itself out as a money market fund and that, at the date of investment, has a rating in the highest investment category granted by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses, and other working capital requirements. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. In the event that 35% or more of the outstanding ordinary shares (excluding, for this purpose, those ordinary shares issued prior to the Proposed Offering) exercise their redemption rights described below, the Business Combination will not be consummated. Public shareholders voting against a Business Combination will be entitled to redeem their ordinary shares into a pro rata share of the Trust Account (including the additional 3.125% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the Business Combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a shareholder’s redemption rights. A shareholder must also affirmatively exercise such redemption rights at or prior to the time the Business Combination is voted upon by the shareholders. All of the Company’s existing shareholders prior to the Proposed Offering, including all of the directors and officers of the Company have agreed to vote all of the initial ordinary shares held by them in the same manner as a majority of the ordinary shares voted by the Company’s public shareholders are voted.

In the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of the Proposed Offering, or 36 months with the extension approved by the shareholders, the proceeds held in the Trust Account will be distributed to the Company’s public shareholders, excluding the existing shareholders to the extent of their initial ordinary shareholdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). At December 15, 2007, the Company had not commenced any operations. All activity through December 15, 2007 relates to the Company’s formation and the proposed public described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering.

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per ordinary share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share”. Net loss per ordinary share, basic and diluted, is computed as net loss divided by the weighted average number of ordinary shares outstanding for the period. The Company reported a net loss for the period December 6, 2007 (date of incorporation) to December 15, 2007 and, as a result, diluted loss per ordinary share is the same as basic for the period, as any potential dilutive securities would reduce the loss per ordinary share and become anti-dilutive.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial a institution, which potentially may, in the future, exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximate the carrying amounts represented in the balance sheet at December 15, 2007.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income tax:

The Company complies with SFAS No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Effective December 6, 2007 (date of incorporation), the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). There were no unrecognized tax benefits as of December 15, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 15, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of FIN 48 did not have an effect on the Company’s financial position and results of operation and cash flow.

Recently issued accounting pronouncements:

In September 2004, the FASB issued SFAS No. 157, “Fair Value Measurements”, and is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles (“GAAP”). and expands disclosures about fair value measurements. SFAS No. 157 simplifies and codifies related guidance within GAAP, but does not require any fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133 and related pronouncements. Management is currently evaluating the impact the adoption of SFAS No. 157 will have on the Company’s financial statements and their disclosures. Its impact has not yet been determined.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its financial statements.

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE C — PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units (“Units”) at a maximum offering price of $10.00 per unit. Each Unit consists of one share of the Company’s ordinary share, $0.0001 par value, and one redeemable ordinary share purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $7.50 commencing on the later of: (a) one year from the date of the final prospectus for the Proposed Offering and (b) the consummation of the Company’s initial Business Combination, and will expire five years from the date of the final prospectus, unless earlier redeemed. The Warrants will be redeemable (i) in whole but not in part, (ii) at a price of $0.01 per Warrant, (iii) upon 30 days prior written notice after the Warrants become exercisable, (iv) if, and only if, the last sales price of the ordinary share is at least $13.75 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is sent, and (v) if, and only if, an effective registration statement covering the ordinary shares issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise to do so on a “cashless” basis. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of ordinary shares equal to the quotient obtained by dividing (i) the product of the number of ordinary shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third day prior to the date on which the notice of redemption is sent to the holders of Warrants. If the Company is unable to deliver registered ordinary shares to the holders upon exercise of the Warrants during the exercise period, there will be no cash settlement of the Warrants and the Warrants will expire worthless.

NOTE D — RELATED PARTY TRANSACTIONS

The Company issued a $100,000 unsecured promissory note to a shareholder, on December 13, 2007. The note is non-interest bearing and is payable on the earlier of December 12, 2008 or the consummation of the Proposed Offering.

The Company presently occupies office space provided by a certain shareholder of the Company. Such shareholder has agreed that, until the consummation of the Company’s initial Business Combination , it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. Upon consummation of the Proposed Offering, the Company has agreed to pay such shareholder $10,000 per month for such services.

One of the Company’s shareholder paid $22,500 of offering costs on behalf of the Company. This amount is shown on the balance sheet as due to shareholder and will be repaid free of any interest.

The Company’s existing shareholders have purchased, in consideration for an aggregate purchase price of $25,000, an aggregate of 2,875,000 ordinary shares (of which up to 375,000 are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option). The existing shareholders have agreed that (1) subject to certain exceptions, the initial ordinary shares will not be sold or transferred until 180 days after the completion of a Business Combination and (2) the initial ordinary shares will not be entitled to a pro rata share of the Trust Account in the event of its liquidation.

A shareholder of the Company has agreed to purchase in a private placement, 2,125,000 warrants (the “Insider Warrants”) simultaneously with the completion of the Proposed Offering at a price of $1.00 per warrant (an aggregate purchase price of approximately $2,125,000) from the Company and not as part of the Proposed Offering.

NORTH ASIA INVESTMENT CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS — (Continued)

This shareholder has also agreed that, subject to certain exceptions, the Insider Warrants will not be sold or transferred by him until 90 days after the completion of a Business Combination. The Insider Warrants to be purchased will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Insider Warrants (i) are exercisable for cash or on a cashless basis and (ii) will be non-redeemable so long as they are held by this shareholder and his permitted transferees. In the event of a liquidation prior to a Business Combination, the Insider Warrants will expire worthless.

The holders of the ordinary shares issued to the founding shareholders, the Insider Warrants, and the securities underlying the Insider Warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of these securities are entitled to make up to three demands that the Company register ordinary shares and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at anytime after the date on which the shares are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. The Company will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by the Company.

NOTE E — COMMITMENTS

The Company is committed to pay an underwriting discount of 3.875% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.125% fee of the gross offering proceeds payable upon the Company’s consummation of a Business Combination.

The Company has granted the underwriter a 30-day option to purchase up to 1,500,000 additional units to cover the over-allotment if any. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

$100,000,000

North Asia Investment Corporation

10,000,000 Units

PROSPECTUS

                        , 2008

Citi

EarlyBirdCapital, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	6,178
NASD filing fee	20,625
American Stock Exchange filing and listing fee	80,000
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Directors & Officers liability insurance premiums	120,000	(2)
Legal fees and expenses	360,000
Miscellaneous	22,197	(3)

Total	$820,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act:

Stockholders	Number of Shares
Thomas Chan-Soo Kang	1,437,500
Kang & Company, Ltd.	1,437,500

Such ordinary shares were issued on December 6, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated and accredited individuals. The ordinary shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share. Thomas Chan-Soon Kang and Kang & Company, Ltd. thereafter transferred 20,000 ordinary shares, or an aggregate of 40,000 shares, to each of Dong-Soo Choe and Bong-Hoon Han.

In addition, Thomas Chan-Soo Kang has committed to purchase from us 2,125,000 warrants at $1.00 per warrant (for an aggregate purchase price of $2,125,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Maples & Calder.*

5.2	Opinion of Graubard Miller.*

10.1	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Dr. Thomas Chan-Soo Kang.*

10.2	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Alex J. Kim.*

10.3	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Sidney Rittenberg, Jr.*

10.4	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Dong-Soo Choe.*

10.5	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Bong-Hoon Han.*

10.6	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.7	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.*

10.8	Form of Letter Agreement between Kang & Company, Ltd. and Registrant regarding office space and administrative services.*

10.9	Promissory Note issued to Kang & Company, Ltd.*

10.10	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders.*

Exhibit No.	Description
10.11	Subscription Agreement among the Registrant, Graubard Miller and Thomas Chan-Soo Kang.*

14	Form of Code of Ethics.*

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Maples & Calder (included in Exhibit 5.1).*

23.3	Consent of Graubard Miller (included in Exhibit 5.2).*

24	Power of Attorney (included on signature page of this Registration Statement).

99.1	Form of Audit Committee Charter.*

99.2	Form of Nominating Committee Charter.*

*	To be filed by amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, Country of Korea, on the 28th day of December, 2007.

NORTH ASIA INVESTMENT CORPORATION

By:	/s/ THOMAS CHAN-SOO KANG
Name:	Thomas Chan-Soo Kang.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Chan-Soo Kang, Alex J. Kim and Sidney Rittenberg, Jr., his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ THOMAS CHAN-SOO KANG Thomas Chan-Soo Kang	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 28, 2007

/s/ ALEX J. KIM Alex J. Kim	Chief Financial Officer (Principal Accounting and Financial Officer)	December 28, 2007

/s/ SIDNEY H. RITTENBERG, JR. Sidney H. Rittenberg, Jr.	Chief Operating Officer and Director	December 28, 2007

/s/ DONG-SOO CHOE Dong-Soo Choe	Director	December 28, 2007

/s/ BONG-HOON HAN Bong-Hoon Han	Director	December 28, 2007